SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[X]	Definitive Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

QUALCOMM INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

January 17, 2005

Dear Fellow Stockholder:

      You are cordially invited to attend our Company’s annual meeting on Tuesday, March 8, 2005. The meeting will begin promptly at 9:30 a.m. local time at the Copley Symphony Hall, 750 B Street, San Diego, California 92101. I invite you to arrive early at 8:30 a.m. local time to preview our product displays. The meeting will commence with a discussion and voting on matters set forth in the accompanying Notice of Annual Meeting of Stockholders followed by presentations and a report on your company’s 2004 performance.

      Your vote is important, whether or not you plan to attend the meeting. PLEASE VOTE YOUR SHARES. Instructions on how to vote can be found at the bottom of the Notice of Annual Meeting. You may vote over the Internet, by telephone or by mailing a proxy card:

•	If you have Internet access, we encourage you to vote over the Internet. It is convenient for you and saves your company significant postage and processing costs;

•	If you vote using the telephone, have your proxy card available before dialing the toll-free 800 number; and

•	If you use the enclosed proxy card, it should be signed, dated and returned in the enclosed postage-paid envelope.

      We encourage you to conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up for electronic delivery of our stockholder communications. For more information, see “Electronic Delivery of QUALCOMM Stockholder Communications” on page 2 of the enclosed Notice of Annual Meeting of Stockholders.

      Please review the enclosed proxy materials carefully and send in your vote today. I look forward to seeing you in San Diego.

Sincerely,

Irwin Mark Jacobs

Chairman of the Board

and Chief Executive Officer

5775 Morehouse Drive
San Diego, California 92121-1714

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On March 8, 2005

To the Stockholders of QUALCOMM Incorporated:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of QUALCOMM Incorporated, a Delaware corporation (the “Company”), will be held at Copley Symphony Hall, 750 B Street, San Diego, California 92101, on Tuesday, March 8, 2005 at 8:30 a.m. local time for previewing product displays, and 9:30 a.m. local time for the following purposes:

1.	To elect three Class II directors.

2.	To approve amendments to the Company’s Restated Certificate of Incorporation to eliminate the classified board and cumulative voting.

3.	To approve amendments to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 3 billion to 6 billion.

4.	To approve amendments to the Company’s Restated Certificate of Incorporation to eliminate unnecessary and outdated references to the Company’s initial public offering.

5.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the Company’s fiscal year ending September 25, 2005.

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The Board of Directors has fixed the close of business on January 7, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Irwin Mark Jacobs
Chairman of the Board
and Chief Executive Officer

San Diego, California

January 17, 2005

How You Can Vote

      If you are a stockholder whose shares are registered in your name, you may vote your shares by one of the three following methods:

•	Vote by Internet, by going to the web address http://www.proxyvote.com and following the instructions for Internet voting shown on the enclosed proxy card.

•	Vote by Telephone, by dialing 1-800-690-6903 and following the instructions for telephone voting shown on the enclosed proxy card.

•	Vote by Proxy Card, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. If you vote by Internet or telephone, please do not mail your proxy card.

      If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction form with this Proxy Statement, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.

PLEASE NOTE THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE MEETING UNLESS YOU FIRST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

ELECTRONIC DELIVERY OF QUALCOMM STOCKHOLDER COMMUNICATIONS

The Company is pleased to offer to its stockholders the benefits and convenience of electronic delivery of annual meeting materials, including:

-	E-mail delivery of the proxy statement, annual report and related materials;

-	Stockholder voting on-line;

-	Reduction of the amount of bulky documents stockholders receive; and

-	Reduction of the Company’s printing and mailing costs associated with more traditional delivery methods.

      The Company encourages you to conserve natural resources, as well as to reduce printing and mailing costs, by signing up for electronic delivery of QUALCOMM stockholder communications.

      If a broker or other nominee holds your QUALCOMM shares and you would like to sign-up for electronic delivery, please visit www.icsdelivery.com/qcom/index.html to enroll. Your electronic delivery enrollment will be effective until you cancel it. If you have questions about electronic delivery, please call QUALCOMM Investor Relations at 858-658-4813 or send email to ir@qualcomm.com.

PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 APPROVAL OF AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE CLASSIFIED BOARD OF DIRECTORS AND ELIMINATE CUMULATIVE VOTING
PROPOSAL 3 APPROVAL OF AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL 4 APPROVAL OF AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION TO REMOVE UNNECESSARY AND OUTDATED REFERENCES TO THE COMPANY’S INITIAL PUBLIC OFFERING
PROPOSAL 5 RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER MATTERS
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN TRANSACTIONS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
PERFORMANCE MEASUREMENT COMPARISON
OTHER MATTERS

QUALCOMM INCORPORATED

5775 Morehouse Drive
San Diego, California 92121-1714

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
March 8, 2005

General

      The enclosed proxy is solicited on behalf of the Board of Directors of QUALCOMM Incorporated, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Tuesday, March 8, 2005, at 9:30 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Copley Symphony Hall, 750 B Street, San Diego, California 92101. The Company intends to mail this proxy statement and accompanying proxy card on or about January 17, 2005 to all stockholders entitled to vote at the Annual Meeting.

Voting Rights and Outstanding Shares

      Only holders of record of common stock at the close of business on January  7, 2005 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 1,645,121,223 shares of common stock. On July 13, 2004, the Company announced a two-for-one stock split in the form of a stock dividend. Stock was distributed on August 13, 2004 to stockholders of record as of July 23, 2004. All references in this document to number of shares and per share amounts reflect the stock split.

      Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon. If no choice is indicated on the proxy, the shares will be voted in favor of Proposals 1 through 5. With respect to the election of directors, stockholders may exercise cumulative voting rights. Under cumulative voting, each holder of common stock will be entitled to five votes for each share held. Each stockholder may give one candidate, who has been nominated prior to voting, all the votes such stockholder is entitled to cast or may distribute such votes among as many such candidates as such stockholder chooses. However, no stockholder will be entitled to cumulate votes for a candidate unless the candidate’s name has been placed in nomination prior to the voting and at least one stockholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. Unless the proxy holders are otherwise instructed, stockholders, by means of the accompanying proxy, will grant the proxy holders discretionary authority to cumulate votes.

      All votes will be tabulated by an independent inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Broker Non-Votes

      A broker non-vote occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include amendments to stock plans.

Revocability of Proxies

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Corporate Secretary of the Company at the Company’s principal executive offices, 5775 Morehouse Drive, L-733G, San Diego, California 92121-1714, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Solicitation

      The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. In addition, the Company has retained Morrow & Company to act as a proxy solicitor in conjunction with the meeting. The Company has agreed to pay that firm $12,500, plus reasonable out of pocket expenses, for proxy solicitation services. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Stockholder Proposals

      The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2006 Annual Meeting of Stockholders pursuant to Rule 14a-8, “Shareholder Proposals,” of the Securities and Exchange Commission (the “SEC”) is September 16, 2005. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is also September  16, 2005. Any such stockholder proposals must be submitted to the Company’s Corporate Secretary in writing at 5775 Morehouse Drive, L-733G, San Diego, California 92121-1714. Stockholders are also advised to review the Company’s Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations. For further information regarding stockholder proposals see page 7.

Code of Ethics

      The Company has adopted a code of ethics that applies to all QUALCOMM employees, including employees of QUALCOMM’s subsidiaries, as well as each member of the Company’s Board of
Directors. The code of ethics is available at the Company’s website at http://www.qualcomm.com/ir/docs/codeofethics.pdf.

PROPOSAL 1

ELECTION OF DIRECTORS

      The Company’s Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, with each class having a three-year term. Directors are assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors, each class consisting, as nearly as possible, of one-third the total number of directors. Vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes may be filled by either the affirmative vote of the holders of a majority of the then-outstanding shares of common stock or by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors may, unless the Board of Directors determines otherwise, be filled only by the affirmative vote of the directors then in office, even if less than a quorum of the Board of Directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

      The Company’s Restated Certificate of Incorporation provides that the number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. The authorized number of directors is currently set at 13, with two vacancies in Class II. Five seats on the Board of Directors, currently held by Robert E. Kahn, Duane A.

Nelles and Brent Scowcroft, with two vacancies, have been designated as Class II Board seats, with the term of the directors occupying such seats expiring as of the Annual Meeting. Dr. Kahn, Mr. Nelles and General Scowcroft will stand for re-election at this Annual Meeting.

      Dr. Kahn, Mr. Nelles and General Scowcroft are currently Board members of the Company previously elected by the stockholders. If elected at the Annual Meeting and proposal 2 is not approved by the stockholders, each of the three nominees would serve until the 2008 Annual Meeting and until his successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. If proposal 2 is approved by the stockholders, if elected Dr. Kahn, Mr. Nelles and General Scowcroft would serve until the 2006 Annual Meeting and until each successor is duly elected and qualified or until such director’s earlier death, resignation or removal.

      If a quorum is present and no stockholder has exercised cumulative voting rights, the directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Abstentions and broker non-votes have no effect on the vote. If a stockholder has exercised cumulative voting rights, the three candidates receiving the highest number of affirmative votes of the shares of common stock entitled to be voted for such directors will be elected directors of the Company. Shares of common stock represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. Notwithstanding the two vacancies in Class II, proxies may not be voted for a greater number of candidates than the three named above. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares of common stock will be voted for the election of such substitute nominee as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.

      The following table sets forth, for the Company’s current directors, including the Class II nominees to be elected at this meeting, information with respect to their ages and background.

	Position With QUALCOMM		Director
Name	Incorporated	Age	Since

Class II directors nominated for election at the 2005 Annual Meeting of Stockholders:
Robert E. Kahn	Director	66	1997
Duane A. Nelles	Director	61	1988
Brent Scowcroft	Director	79	1994
Class III directors whose terms expire at the 2006 Annual Meeting of Stockholders:
Richard C. Atkinson	Director	75	1991
Diana Lady Dougan	Director	62	1998
Peter M. Sacerdote	Director	67	1989
Marc I. Stern	Director	60	1994
Class I directors whose terms expire at the 2007 Annual Meeting of Stockholders:
Adelia A. Coffman	Director	52	1992
Raymond V. Dittamore	Director	61	2002
Irwin Mark Jacobs	Chairman of the Board and Chief Executive Officer	71	1985
Richard Sulpizio	Director	55	2000

      Mr. Frank Savage was a member of the Company’s Board of Directors at the beginning of the fiscal year, but resigned in May 2004. Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election at this Meeting

ROBERT E. KAHN

      Robert E. Kahn, age 66, became a Director of the Company in February 1997. Dr. Kahn is chairman, chief executive officer and president of the Corporation for National Research Initiatives (CNRI), which he founded in 1986. From 1972 to 1985, Dr. Kahn was employed at the U.S. Defense Advanced Research

Projects Agency, where his last position was director of the Information Processing Techniques Office. From 1966 to 1972, Dr. Kahn was a senior scientist with Bolt Beranek and Newman, where he was responsible for the system design of the Arpanet, the first packet switched network. Dr. Kahn received numerous awards for his pioneering work on the Internet for which he received the 1997 National Medal of Technology. Dr. Kahn received a B.E.E. degree from the City College of New York and M.A. and Ph.D. degrees from Princeton University. Dr. Kahn holds numerous honorary degrees and is a member of the National Academy of Engineering.

DUANE A. NELLES

      Duane A. Nelles, age 61, a certified public accountant, became a Director of the Company in August 1988. Mr. Nelles has been in the personal investment business since 1987. Prior to that time, Mr. Nelles was a partner in the international public accounting firm of Coopers & Lybrand, L.L.P., which he joined in 1968. Mr. Nelles is also a director of WFS Financial Inc., an automotive finance company and Westcorp Inc., a diversified financial services holding company. He received his M.B.A. degree from the University of Michigan.

BRENT SCOWCROFT

      Brent Scowcroft, age 79, became a Director of the Company in December 1994. General Scowcroft is the president of The Scowcroft Group, Inc., an international business consulting firm he founded in June 1994. General Scowcroft is also the president of The Forum for International Policy, a non-profit organization he founded in 1993 that promotes American leadership and foreign policy. General Scowcroft served as Assistant to the President for National Security Affairs for President George H.W. Bush from January 1989 until January 1993; he also held that position for President Ford during his term. A retired U.S. Air Force lieutenant general, General Scowcroft served in numerous national security posts in the Pentagon and the White House prior to his appointments as Assistant to the President for National Security Affairs. General Scowcroft received his B.S. degree from West Point and M.A. and Ph.D. degrees from Columbia University and holds numerous honorary degrees.

Directors Elected to Continue in Office Until the 2006 Annual Meeting

RICHARD C. ATKINSON

      Richard C. Atkinson, age 75, became a Director of the Company in January 1991. Dr. Atkinson served as the president of the University of California from 1995 to 2003 and is now President Emeritus. Prior to that time, he served as chancellor of the University of California at San Diego from 1980 to 1995. Dr. Atkinson joined the board of directors of Cubic Corporation, a high-tech electronic company, in May 1999. Dr. Atkinson is a former director of the National Science Foundation, past president of the American Association for the Advancement of Science and former chair of the Association of American Universities. Dr. Atkinson is one of the founders of Computer Curriculum Corporation. Dr. Atkinson is a member of the National Academy of Sciences, the Institute of Medicine, the National Academy of Education and the American Philosophical Society. Dr. Atkinson holds a Ph.D. degree from Indiana University and a Ph.B. degree from the University of Chicago.

DIANA LADY DOUGAN

      Diana Lady Dougan, age 62, became a Director of the Company in December 1998. Ambassador Dougan is chairwoman of the Cyber Century Forum and senior advisor at the Center for Strategic and International Studies. Ambassador Dougan has served in senior policy and management positions for more than three decades, including appointments by both Republican and Democratic presidents in senate-confirmed positions. From 1982 to 1988, as the first statutory U.S. coordinator for International Communications and Information Policy, Ambassador Dougan spearheaded international negotiations and policies involving telecom, broadcast, and information technology services on behalf of 14 federal agencies, served administratively as Assistant Secretary of State and holds the permanent rank of ambassador. Early in her career, Ambassador Dougan was the first CATV marketing director for Time, Inc. and an award-winning TV producer. Ambassador Dougan serves on a diversity of technology and public policy related boards including co-chair of the Center for Information Infrastructure and Economic Development under the auspices of the Chinese Academy of Social Sciences. In addition to earning undergraduate degrees in industrial psychology and English from the University of Maryland, Ambassador Dougan’s studies also include economics at the University of Utah and the Advanced Management Program at Harvard University.

PETER M. SACERDOTE

      Peter M. Sacerdote, age 67, became a Director of the Company in October 1989. Mr. Sacerdote has been an advisory director of Goldman, Sachs & Co. since May 1999 where he also serves as chairman of the Investment Committee of its Principal Investment Area. In the five years prior to that time, he served as a limited partner of Goldman, Sachs Group, L.P. Mr. Sacerdote also serves as a director of Franklin Resources, Inc., a mutual fund management company and Hexcel Corporation, a materials manufacturer. Mr. Sacerdote received his B.E.E. degree from Cornell University and an M.B.A. degree from the Harvard Graduate School of Business Administration.

MARC I. STERN

      Marc I. Stern, age 60, became a Director of the Company in February 1994. Mr. Stern has been with The TCW Group, Inc., an asset management firm, since 1990 and has served as its president since 1992. From 1988 to 1990, Mr. Stern served as president and a director of SunAmerica, Inc., a financial services company. Prior to joining SunAmerica, Mr. Stern was managing director and chief administrative officer of The Henley Group, Inc., a diversified manufacturing company and prior thereto was senior vice president of Allied-Signal Inc., a diversified manufacturing company. Mr. Stern is a director of TCW Galileo Funds, Inc., a registered investment company. Mr. Stern received a B.A. degree from Dickinson College, an M.A. degree from the Columbia University Graduate School of Public Law and Government and a J.D. degree from the Columbia University School of Law.

Directors Elected to Continue in Office Until the 2007 Annual Meeting

ADELIA A. COFFMAN

      Adelia A. Coffman, age 52, one of the founders of the Company, has served as a Director of the Company from July 1985 to February 1989 and since January 1992. Ms. Coffman also served as chief financial officer of the Company from July 1985 until April 1994 and held the titles of vice president and senior vice president at the Company during that time. Ms. Coffman currently provides financial consulting services; is active in a real estate investment and development company of which she is an owner; and is an owner of Medford Air Service LLC, which is a fixed base operation at the Rogue Valley International Airport — Medford. From July 1970 until July 1985, Ms. Coffman held various positions at LINKABIT and M/ A-COM LINKABIT. Prior to joining the Company, Ms. Coffman was controller of M/ A-COM LINKABIT. Ms. Coffman received her B.S. degree in business from San Diego State University.

RAYMOND V. DITTAMORE

      Raymond V. Dittamore, age 61, has served as a Director of the Company since December 2002. Mr. Dittamore is a retired audit partner of Ernst & Young LLP, an international accounting firm. Mr. Dittamore retired in 2001 after 35 years of service with that firm including 14 years as the managing partner of the firm’s San Diego office. Mr. Dittamore is a director of Invitrogen Corporation, Gen-Probe Incorporated, and Digirad Corporation. Mr. Dittamore received his B.S. from San Diego State University.

IRWIN MARK JACOBS

      Irwin Mark Jacobs, age 71, one of the founders of the Company, has served as Chairman of the Board of Directors and chief executive officer of the Company since it began operations in July 1985. He served as the Company’s president prior to May 1992. Before joining the Company, Dr. Jacobs was executive vice president and a director of M/ A-COM. From October 1968 to April 1985, Dr. Jacobs held various executive positions at LINKABIT (M/ A-COM LINKABIT after August 1980), a company he co-founded. During most of his period of service with LINKABIT, Dr. Jacobs was chairman, president and chief executive officer and was at all times a director. Dr. Jacobs received his B.E.E. degree from Cornell University and his M.S. and Sc.D.

degrees from the Massachusetts Institute of Technology. Dr. Jacobs is a member of the National Academy of Engineering and the American Academy of Arts and Sciences and was awarded the National Medal of Technology in 1994.

RICHARD SULPIZIO

      Richard Sulpizio, age 55, has served as a Director of the Company since December 2000. He served as president of QUALCOMM China from May 2002 to March 2003, served as president of the Company from July 1998 to July 2001 and served as the Company’s chief operating officer from 1995 to July 2001. Mr. Sulpizio was president of QUALCOMM Wireless Business Solutions (formerly QUALCOMM OmniTRACS Division) from February 1994 to August 1995. Prior to his assignment in the OmniTRACS division, he held the position of chief operating officer from May 1992 to February 1994. Mr. Sulpizio joined the Company in May 1991 as vice president, Information Systems and was promoted to senior vice president in September 1991. Prior to joining the Company, Mr. Sulpizio spent eight years with Unisys Corporation, a diversified computer and electronics company. Mr. Sulpizio holds a B.A. degree from California State University, Los Angeles and his M.S. degree in systems management from the University of Southern California.

Required Vote and Board of Directors Recommendation

      If a quorum is present and voting, the three nominees for Class II director receiving the highest number of votes will be elected as Class II directors. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the vote.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE.

Board Committees and Meetings

      During the fiscal year ended September 26, 2004, the Board of Directors held eight meetings. Peter M. Sacerdote has acted as the Company’s presiding independent director since the Board meeting immediately following the 2004 stockholder meeting. The Board currently has an Audit Committee, a Compensation Committee, a Governance Committee, a Finance Committee and a Strategic Committee. Committee assignments are re-evaluated annually and approved by the Board at its annual meeting that follows the annual meeting of stockholders in February or March of each year.

      The Audit Committee. The Audit Committee meets at least quarterly with the Company’s management and independent accountants to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, select and engage the independent accountants, assess the adequacy of the Company’s staff, management performance and procedures in connection with financial controls and receive and consider comments as to internal controls. The Audit Committee acts pursuant to a written charter adopted by the Board. The charter is available on the Company’s website at http://www.qualcomm.com/ir/docs/audit comm charter.pdf. As of the beginning of fiscal 2004, the Audit Committee was composed of Messrs. Nelles (Committee Chair) and Dittamore, Dr. Atkinson and Ms. Coffman. The Audit Committee as then-constituted met three times during such fiscal year. Effective February 5, 2004, Ms. Coffman resigned from the Audit Committee. Seven additional Audit Committee meetings were conducted during fiscal 2004 after her resignation. The Audit Committee has determined that Ms. Coffman and Messrs. Dittamore and Nelles are audit committee financial experts, within the meaning of Rule 4350 of the National Association of Securities Dealers, Inc. (the “NASD”). All of the current members of the Audit Committee are independent directors within the meaning of Rule 4200 of the NASD. With respect to the determination of independence of Mr. Nelles under NASD Rule 4200, the Board of Directors considered the employment of Mr. Nelles’ son in a non-executive officer position by the Company, as described below under the heading “Certain Transactions.” The Board also considered Mr. Nelles’ track record of decision-making and determined that the employment of Mr. Nelles’ son had not interfered and would not interfere with the exercise of Mr. Nelles’ independent judgment in carrying out his duties as a director.

      The Compensation Committee. The Compensation Committee makes recommendations concerning salaries and incentive compensation, administers and approves stock offerings under the Company’s 1996 Non-Qualified Employee Stock Purchase Plan and the 2001 Employee Stock Purchase Plan (collectively, the “Employee Stock Purchase Plans”), administers the Company’s 1991 Stock Option Plan and 2001 Stock Option Plan (collectively, the “Stock Option Plans”) and otherwise determines compensation levels for the Chief Executive Officer, the Named Executive Officers (as listed in the Summary Compensation Table), the directors and other key employees and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee acts pursuant to a written charter adopted by the Board. The charter is available on the Company’s website at http://www.qualcomm.com/ir/docs/comp comm charter.pdf. As of the beginning of fiscal 2004, the Compensation Committee was composed of Ms. Coffman (Committee Chair), Dr. Atkinson, and Messrs. Dittamore and Stern. The Compensation Committee as then-constituted met two times during such fiscal year. Effective February 5, 2004, Ms. Coffman resigned from the Compensation Committee and Mr. Dittamore was appointed Chair. Three additional Compensation Committee meetings were conducted thereafter during fiscal 2004. All of the current members of the Compensation Committee are independent directors within the meaning of Rule 4200 of the NASD and outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

      The Governance Committee. The Governance Committee reviews, approves and oversees various corporate governance related policies and procedures applicable to the Company. The Committee also reviews and evaluates the effectiveness of the Company’s executive development and succession planning processes, as well as providing active leadership and oversight of these processes. In addition, the Committee evaluates and recommends nominees for membership on the Company’s Board of Directors and its committees. The Governance Committee acts pursuant to a written charter adopted by the Board. The charter is available at the Company’s website at http://www.qualcomm.com/ir/docs/gov comm charter092203.pdf. As of the beginning of fiscal 2004, the Governance Committee was composed of Messrs. Stern (Committee Chair), Nelles and Sacerdote, General Scowcroft, and Dr. Kahn, and met eight times during the fiscal year. All of the members of the Governance Committee are independent directors within the meaning of Rule 4200 of the NASD.

      The Company’s Bylaws contain provisions which address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Company’s Annual Meeting of Stockholders. Subsequent to the Company’s 2004 Annual Meeting of Stockholders, the Board also adopted a formal policy concerning stockholder recommendations of Board candidates to the Governance Committee. This policy is set forth in the Corporate Governance Principles and Practices, which is available on the Company’s website at http://www.qualcomm.com/ir/docs/corp gov prin pract.pdf. Under this policy the Governance Committee will review a reasonable number of candidates recommended by a single stockholder who has held over 1% of the Company’s stock for over one year and who satisfies the notice, information and consent requirements set forth in the Company’s Bylaws. To recommend a nominee for election to the Board, a stockholder should submit his or her recommendation to the Company’s corporate offices at 5775 Morehouse Drive, L-733G, San Diego, California 92121-1714, Attention: Corporate Secretary. A stockholder’s recommendation should be received by the Company prior to the date set forth above under “Stockholder Proposals.” A stockholder’s recommendation should be accompanied by the information required with respect to stockholder nominees in the Bylaws, including among other things, the name, age, address and occupation of the recommended person, the proposing stockholder’s name and address and the number of shares beneficially owned by the stockholder. The proposing stockholder should also provide evidence of owning the requisite shares of Company stock for over one year. Candidates so recommended will be reviewed using the same process and standards for reviewing Board recommended candidates.

      In evaluating director nominees, the Governance Committee considers the following factors:

•	the appropriate size of the Company’s Board of Directors;

•	the needs of the Company with respect to the particular talents and experience of its directors;

•	the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with national and international business matters;

•	experience in political affairs;

•	experience with accounting rules and practices;

•	appreciation of the relationship of the Company’s business to the changing needs of society; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

      The Governance Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In doing so the Governance Committee also considers candidates with appropriate non-business backgrounds.

      Other than the foregoing there are no stated minimum criteria for director nominees, although the Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Governance Committee does, however, believe it appropriate for at least one, and, preferably, several, members of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board meet the definition of “independent director” under NASDAQ rules. The Governance Committee also believes it appropriate for certain key members of the Company’s management to participate as members of the Board.

      The Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Governance Committee or the Board decides not to re-nominate a member for re-election, the Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Governance Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Governance Committee. Research may also be performed to identify qualified individuals. The Company has also recently engaged a third party to identify and evaluate potential nominees.

      Since the 2004 Annual Meeting of Stockholders the Company has adopted a formal process for stockholder communications with the Board. This process is also set forth in the Corporate Governance Principles and Practices, available on the Company’s website. Communications to the Board should be sent to the Company’s corporate offices at 5775 Morehouse Drive, L-733G, San Diego, California 92121-1714, Attention: General Counsel. The Company’s General Counsel logs all such communications and forwards those not deemed frivolous, threatening or otherwise inappropriate to the Chair of the Governance Committee for distribution.

      The Company’s Corporate Governance Principles and Practices also sets forth the new policy on director attendance at annual meetings. Directors are encouraged to attend absent unavoidable conflicts. 10 out of 12 of the Company’s then-sitting directors attended the Company’s last annual meeting.

      The Finance Committee. The Finance Committee reviews the Company’s financial position, cash management, dividend and stock repurchase programs and major investment decisions. As of the beginning of fiscal 2004, the Finance Committee was composed of Messrs. Sacerdote (Committee Chair), Savage and Sulpizio, and Ambassador Dougan. The Finance Committee as then-constituted met three times during such fiscal year. After Mr. Savage’s resignation from the Board of Directors in May 2004, the Finance Committee conducted two additional meetings during fiscal 2004.

      The Strategic Committee. The Strategic Committee monitors the development and implementation of the Company’s business and research and development strategies. It works with management in identifying and developing Board focus on issues and recommendations which will further the Company’s long and short term strategic planning. As of the beginning of fiscal 2004, the Strategic Committee was composed of

Ambassador Dougan (Committee Chair), Drs. Jacobs and Kahn, Messrs. Savage and Sulpizio and General Scowcroft. The Strategic Committee as then-constituted met four times during such fiscal year. After Mr. Savage’s resignation from the Board of Directors in May 2004, the Strategic Committee conducted two additional meetings during fiscal 2004.

      During the fiscal year ended September 26, 2004, with the exception of Ms. Coffman, each Board member attended at least 75% of the aggregate of the meetings of the Board, and of the Committees on which he or she served, held during the period for which he or she was a Board or Committee member, respectively. Ms. Coffman was unable to attend at least 75% of the meetings of the Board and Committees on which she served due to extenuating, ongoing personal circumstances. Ms. Coffman is a valued member of the Company’s Board, and the Company looks forward to her contributions at such time as her personal circumstances permit. Until such time, Ms. Coffman has resigned from the Committees of the Board on which she formerly served.

      The Board has determined that, except as noted below, all of the members of the Board are “independent directors” within the meaning of Rule 4200 of the NASD. Dr. Irwin Jacobs is not considered independent because he is an executive officer of the Company. In addition, his son Dr. Paul Jacobs is the Group President of QUALCOMM Wireless and Internet Group, and his son Mr. Jeffrey Jacobs is the President of QUALCOMM Global Development. Mr. Richard Sulpizio is not considered independent because he was employed by the Company within the last three years.

PROPOSAL 2

APPROVAL OF AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE CLASSIFIED BOARD OF DIRECTORS AND ELIMINATE CUMULATIVE VOTING

      The Company’s Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, with each class having a three-year term. The Restated Certificate of Incorporation also provides that when electing directors, stockholders may exercise cumulative voting rights. Under cumulative voting, each holder of common stock is entitled to that number of votes equal to the number of directors being elected, including vacancies, for each share held. Each stockholder may give one candidate, who has been nominated prior to voting, all the votes such stockholder is entitled to cast or may distribute such votes among as many candidates as such stockholder chooses.

      In December 2004, the Board of Directors adopted, subject to stockholder approval, amendments to revise Article VI of the Restated Certificate of Incorporation to eliminate the classified Board of Directors and to eliminate cumulative voting for election of directors. The proposal would allow for the annual election of directors in the manner described below. The Board of Directors has set the current number of directors at 13. The proposal would not change the present number of directors and the Board of Directors will retain the authority to change that number and to fill any vacancies or newly created directorships.

Background of Proposal

      Classified or staggered boards have been widely adopted and have a long history in corporate law. Proponents of classified boards assert they promote the independence of directors because directors elected for multi-year terms are less subject to outside influence. Proponents of a classified structure for the election of directors also believe it provides continuity and stability in the management of the business and affairs of a company because a majority of directors always has prior experience as directors of the company. This continuity and long-term focus is particularly important to research-based organizations, such as the Company, where product and technology development is complex and long-term. Proponents further assert that classified boards may enhance stockholder value by forcing an entity seeking control of a target company to initiate arms-length discussions with the board of a target company because the entity is unable to replace the entire board in a single election. This system for electing and removing directors was adopted by the Company’s stockholders in 1993, and has worked well for the past eleven years.

      Alternatively, some investors view classified boards as having the effect of reducing the accountability of directors to stockholders because classified boards limit the ability of stockholders to evaluate and elect all directors on an annual basis. The election of directors is a primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing those policies. In addition, opponents of classified boards assert that a classified structure for the election of directors may discourage proxy contests in which stockholders have an opportunity to vote for a competing slate of nominees and therefore may erode stockholder value.

      In 2004, a stockholder proposal requesting that the Board take all necessary steps to elect the directors annually was included in the Company’s annual proxy statement and was approved by greater than two-thirds of the votes cast. The Company’s Governance Committee and the full Board of Directors has considered carefully the advantages and disadvantages of maintaining a classified board structure, and in the past concluded that it would be in the best interests of the Company and its stockholders to maintain a classified board. This year, the Board requested that the Governance Committee again give due consideration to the various arguments for and against a classified board, including consultation with internal and outside advisors. After this review, the Board of Directors, based upon the recommendation of the Governance Committee, decided that it is an appropriate time to propose eliminating the classified Board. The Board is committed to principles of corporate democracy and is mindful that more than two-thirds of stockholders voting at last year’s annual meeting voted for eliminating the classified structure. This determination by the Board furthers its goal of ensuring that the Company’s corporate governance policies maximize management accountability to stockholders and would, if adopted, allow stockholders the opportunity each year to register their views on the performance of the entire Board of Directors. Accordingly, the Board, after further review and deliberation, has determined that eliminating the classified Board is in the best interests of the Company and its stockholders.

      In reviewing the Company’s classified board structure, the Governance Committee and Board also reviewed the Company’s Restated Certificate of Incorporation provisions on cumulative voting. As allowed by Delaware corporate law, the Company’s Restated Certificate of Incorporation permits stockholders to exercise cumulative voting rights when electing directors. As explained above, each holder of common stock is entitled to that number of votes equal to the number of directors being elected, including vacancies, for each share held. Each stockholder may give one candidate, who has been nominated prior to voting, all the votes such stockholder is entitled to cast or may distribute such votes among as many such candidates as such stockholder chooses. Cumulative voting also worked together with the classified board system to encourage bidders to negotiate with the Board when making bids for the Company because it would be more difficult to gain control of the Board as part of a hostile transaction, thereby enhancing the Board’s ability to protect the interests of stockholders. Under this mechanism, however, after eliminating the Company’s classified board system a minority stockholder would be able to disproportionately influence the composition of the Board, as it would require substantially less stock to assure a stockholder of being able to elect a representative to the Board. The Company believes, based on its review of public filings, that less than ten percent (10%) of Delaware corporations in the Nasdaq-100 and the Dow Jones Industrial Average maintain cumulative voting without a classified board system.

      The Board believes that, in the absence of a classified board, each director should only be elected if such director receives a plurality of the votes cast and that each director should represent the interest of all stockholders, rather than the interest of a minority stockholder or special constituency. The elimination of cumulative voting for directors is consistent with the Company’s desire to more closely align stockholder interests and Board accountability. Accordingly, the Board, after review and deliberation, determined that, in the absence of a classified board, eliminating cumulative voting of directors is in the best interests of the Company and its stockholders.

      Both the elimination of the classified board and elimination of cumulative voting would require amendments to the Restated Certificate of Incorporation. If this proposal is approved by the stockholders, current director nominees’ terms would expire at the 2006 annual meeting of stockholders, but sitting directors’ terms would not be shortened. Those directors whose terms expire at the 2006 annual meeting of stockholders will similarly be elected for a one-year term to expire in 2007. Beginning with the 2007 annual meeting, all directors would be elected for one-year terms at each annual meeting. Board candidates receiving the highest number of votes of the shares entitled to be voted, up to the number of directors to be elected by such shares, shall be declared elected.

      If this proposal is adopted, any director appointed by the Board as a result of a newly created directorship or to fill a vacancy on the Board of Directors would hold office until the next annual meeting.

      The amendments to the Restated Certificate of Incorporation to implement this proposal, as well as proposals 3 and 4, are substantially set forth in Appendix 2, and the Company has shown the changes to the relevant sections of Article VI resulting from the amendment with deletions indicated by strike-outs and additions indicated by both italicizing and underlining. If approved, this proposal will become effective upon the filing of a Certificate of Amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware containing substantially these amendments, which the Company would do promptly after the annual meeting. At such time, the Board would consider amendments to the Company’s Bylaws that would make the Bylaws consistent with the proposed amendment to eliminate the classified Board and eliminate cumulative voting of shares.

Required Vote and Board of Directors Recommendation

      Approval of this proposal requires the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the shares of the Company’s common stock outstanding as of the Record Date. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present, but will have the same effect as a negative vote on the outcome of this proposal.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFIED BOARD AND TO ELIMINATE CUMULATIVE VOTING.

PROPOSAL 3

APPROVAL OF AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

      The Board of Directors has adopted, subject to stockholder approval, amendments to the Company’s Restated Certificate of Incorporation to increase the Company’s authorized number of shares of common stock from 3 billion to 6 billion.

Background of Proposal

      Under Delaware law, the Company may only issue shares of common stock to the extent such shares have been authorized for issuance under the Restated Certificate of Incorporation. The Restated Certificate of Incorporation currently authorizes the issuance of up to 3 billion shares of common stock, each having a par value of one-hundredth of one cent ($0.0001). However, as of January 7, 2005, approximately 1.6 billion shares of common stock were issued and outstanding and approximately 0.3 billion unissued shares were reserved for issuance under the Company’s equity compensation plans, leaving approximately 1.1 billion shares of common stock unissued and unreserved. In order to ensure sufficient shares of common stock will be available for issuance by the Company, the Board of Directors has approved, subject to stockholder approval, amendments to the Company’s Restated Certificate of Incorporation to increase the number of shares of such common stock authorized for issuance from 3 billion to 6 billion.

Purpose and Effect of the Amendment

      The principal purpose of the proposed amendment to the Restated Certificate of Incorporation is to authorize additional shares of common stock, which will be available in the event the Board of Directors determines that it is necessary or appropriate to permit future stock splits in the form of stock dividends, to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships with corporate partners, to provide equity incentives to employees and officers or for other corporate purposes. The availability of additional shares of common stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock. If the amendments are approved by the stockholders, the Board does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law.

      The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The holders of common stock have no preemptive rights and the Board of Directors has no plans to grant such rights with respect to any such shares.

      The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

      The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendments to increase the authorized common stock are not prompted by any specific effort or takeover threat currently perceived by management.

      If this proposal is approved by the stockholders, Article IV of the Restated Certificate of Incorporation will be amended to read in its entirety substantially as follows:

“This corporation is authorized to issue two classes of stock to be designated, respectively, ‘common stock’ and ‘Preferred Stock.’ The total number of shares which the corporation is authorized to issue is six billion eight million (6,008,000,000) shares. Six billion (6,000,000,000) shares shall be common stock, each having a par value of one one-hundredth of one cent ($0.0001). Eight million (8,000,000) shares shall be Preferred Stock, each having a par value of one one-hundredth of one cent ($0.0001).”

      These proposed amendments to the Restated Certificate of Incorporation are set forth in Appendix 2, and the Company has shown the above changes to Article IV with deletions indicated by strike-outs and additions indicated by both italicizing and underling. The additional shares of common stock to be authorized pursuant to the proposed amendment will be of the same class of common stock as is currently authorized under the Certificate. The Company does not have any current intentions, plans, arrangements, commitments or understandings to issue any shares of its capital stock except in connection with its existing equity compensation and purchase plans. If approved, this proposal will become effective upon the filing of a Certificate of Amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware containing substantially these amendments, which the Company would do promptly after the annual meeting.

Required Vote and Board of Directors Recommendation

      Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock outstanding on the Record Date. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present, but will have the same effect as a negative vote on the outcome of this proposal.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 3 BILLION TO 6 BILLION.

PROPOSAL 4

APPROVAL OF AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION TO REMOVE UNNECESSARY AND OUTDATED REFERENCES TO THE COMPANY’S INITIAL PUBLIC OFFERING

Background of Proposal

      The Board of Directors has adopted, subject to stockholder approval, amendments to the Company’s Restated Certificate of Incorporation to remove unnecessary and outdated references to the Company’s initial public offering.

Purpose and Effect of the Amendments

      The Board, with the assistance of the Governance Committee, has reviewed and evaluated the Company’s charter documents including the Restated Certificate of Incorporation. The substance of the Company’s Restated Certificate of Incorporation has largely been left unchanged since it was originally formalized on September 10, 1991. Since that date, the Company has undergone a number of significant corporate changes, including its initial public offering. The Board, based upon the Governance Committee’s recommendation, now seeks stockholder approval for amendments to its Restated Certificate of Incorporation to remove unnecessary and outdated references to the Company’s initial public offering.

      If this proposal is adopted, no substantive change will occur to the rights and privileges afforded to the Company or its stockholders by the current Restated Certificate of Incorporation as the references to the initial public offering are no longer operative.

      The amendments to the Restated Certificate of Incorporation to implement this proposal are substantially set forth in Appendix 2, and the Company has shown the changes to the relevant sections, namely Articles VI D and VIII A, resulting from the amendment, with deletions indicated by strike-outs and additions indicated by both italicizing and underlining. Both of these references to the Company’s initial public offering in these sections make the remainder of the section ineffective until such time of the initial public offering. Because the initial public offering has occurred, both sections are now effective and deletion of reference to it will not affect these sections’ operation. If approved, this proposal will become effective upon the filing of a Certificate of Amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware containing substantially the foregoing amendments, which the Company would do promptly after the annual meeting. At such time, the Board would consider amendments to the Company’s Bylaws that would make the Bylaws consistent with the proposed amendments.

Required Vote and Board of Directors Recommendation

      Approval of this proposal requires the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the shares of the Company’s common stock outstanding as of the Record Date. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present, but will have the same effect as a negative vote on the outcome of this proposal.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION TO REMOVE UNNECESSARY AND OUTDATED REFERENCES TO THE INITIAL PUBLIC OFFERING.

PROPOSAL 5

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

      The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending September 25, 2005 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company’s financial statements since the Company commenced operations in 1985. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

FEES PAID TO PRICEWATERHOUSECOOPERS LLP

Fees for Professional Services

      The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended September 26, 2004 and September 28, 2003 and fees for other services rendered by PricewaterhouseCoopers LLP during those periods.

	Fiscal 2004	Fiscal 2003

Audit Fees(1)	$4,260,000	$1,960,000
Audit Related Fees(2)	1,483,000	1,298,000
Tax Fees(3)	97,000	509,000
All Other Fees(4)	7,000	31,000

Total	$5,847,000	$3,798,000

(1)	Audit Fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. In 2004, audit fees also include fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

(2)	Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” This category includes fees principally related to field verification of royalties from licensees.

(3)	Tax Fees consist of fees for professional services rendered for assistance with federal, state and international tax compliance, acquisitions and international tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above. These services include fees related to technical publications purchased from the independent auditor and international services unrelated to services reported above.

      Fees for professional services rendered by other accounting firms during fiscal 2004 and 2003 were $4,528,000 and $2,730,000, respectively.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

      The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairperson when expedition of services is necessary. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. None and less than 1% of the fees paid to the independent auditors during fiscal 2004 and 2003, respectively, under the categories Audit-Related, Tax and All Other fees described above were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established by the SEC.

Required Vote and Board of Directors Recommendation

      The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to approve this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

      THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 25, 2005.

STOCK OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of the Company’s common stock as of December 26, 2004 by: (i) each director and nominee for director; (ii) each of the executive officers of the Company named in the Summary Compensation Table under “Compensation of Executive Officers” (the “Named Executive Officers”); and (iii) all executive officers and directors of the Company as a group. Based on currently available Schedules 13D and 13G filed with the SEC, the Company does not know of any beneficial owners of more than 5% of its common stock.

	Amount and Nature of
	Beneficial Ownership(1)

	Number of	Percent of
Name of Beneficial Owner	Shares	Class

Irwin Mark Jacobs(2)	40,901,941	2.47%
Anthony S. Thornley(3)	1,470,412	*
Paul E. Jacobs(4)	3,640,481	*
Steven R. Altman(5)(12)	1,452,983	*
Sanjay K. Jha(12)	1,089,637	*
Richard C. Atkinson(6)(12)	871,640	*
Adelia A. Coffman(7)(12)	597,998	*
Raymond V. Dittamore(8)(12)	25,400	*
Diana Lady Dougan(12)	474,998	*
Robert E. Kahn(12)	698,998	*
Duane A. Nelles(12)	400,338	*
Peter M. Sacerdote(9)(12)	1,533,598	*
Brent Scowcroft(12)	527,582	*
Marc I. Stern(10)(12)	1,121,498	*
Richard Sulpizio(11)	997,136	*
All Executive Officers and Directors as a Group (20 persons)(12)	61,134,455	3.66%

*	Less than 1%.

(1)	This table is based upon information supplied by officers and directors. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 1,643,216,737 shares outstanding on December 26, 2004, adjusted as required by rules promulgated by the SEC.

(2)	Includes 29,362,209 shares held in family trusts and 272,156 shares held in a Grantor Retained Annuity Trust for the benefit of Dr. Irwin Jacobs and his spouse. Also includes 11,267,576 shares issuable upon exercise of options exercisable within 60 days of which 2,849,971 shares are held in trusts for the benefit of Dr. Irwin Jacobs and/or his spouse and 1,115,051 shares are held by Dr. Irwin Jacobs’ spouse.

(3)	Includes 17,226 shares held in family trusts and 6,158 shares held by family members who live with Mr. Thornley. Also, includes 1,447,028 shares issuable upon exercise of options exercisable within 60 days of which 1,029 shares would be issuable to Mr. Thornley’s son, Christian A. Thornley, who lives with Mr. Thornley and is employed by QUALCOMM. Mr. Thornley disclaims all beneficial ownership in all such stock options issuable by Christian A. Thornley.

(4)	Includes 22,880 shares held for the benefit of Dr. Paul Jacobs’ children. Also includes 2,145,981 shares issuable upon exercise of options exercisable within 60 days of which 1,041 are held by Dr. Paul Jacobs’ spouse.

(5)	Includes 178,984 shares held in family trusts.

(6)	Includes 427,362 shares held in family trusts, 65,280 shares held in trust for the benefit of relatives.

(7)	Includes 363,000 shares held in family trusts.

(8)	Includes 4,401 shares held in family trusts.

(9)	Includes 114,600 shares held by The Peter M. Sacerdote Investment Partners, L.P., a family partnership, with Peter M. Sacerdote as General Partner and 480,000 shares owned by the Peter M. Sacerdote Foundation which Mr. Sacerdote disclaims all beneficial ownership.

(10)	Includes 710,500 shares held by the Beatrice B. Corporation of which Mr. Stern is the president and 100% owner, and 162,576 shares owned through a grantor trust, which Mr. Stern is the trustee.

(11)	Includes 30,846 shares held in family trusts and 16,800 shares held for the benefit of Mr. Sulpizio’s children. Also includes 949,490 shares issuable upon exercise of options exercisable within 60 days of which 1,368 shares are held in trusts for the benefit of Mr. Sulpizio’s children for which Mr. Sulpizio’s spouse is the trustee.

(12)	Includes shares issuable upon exercise of options exercisable within 60 days as follows: Mr. Altman, 1,273,999 shares; Dr. Jha, 1,066,965 shares; Dr. Atkinson, 378,998 shares; Ms. Coffman, 234,998 shares; Mr. Dittamore, 20,999 shares; Ambassador Dougan, 474,998 shares; Dr. Kahn, 666,998 shares; Mr. Nelles, 298,998 shares; Mr. Sacerdote, 218,998 shares; General Scowcroft, 378,998 shares; Mr. Stern, 248,422 shares; and all directors and executive officers as a group 25,148,423 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 26, 2004, all Section 16(a) filing requirements were complied with except for (i) one Form 4 filed late for Mr. J. Jacobs, reflecting a stock sale, one Form 4 for Mr. Sulpizio, reflecting a stock purchase, one Form 4 for Mr. Thornley, reflecting four stock option grants to his son Christian Thornley, who is an employee of QUALCOMM and resides with Mr. Thornley, and (ii) one Form 5 filed late for Dr. I. Jacobs reflecting three gifts.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation of Directors

      At the beginning of fiscal 2004, each Non-Employee Director of the Company received (i) a fee of $1,000 for each Board meeting or Board Committee meeting attended, (ii) a fee of $500 for each Board or Board Committee meeting in which such director participated by telephone, and (iii) a fee of $2,500 per annum for the Chairperson of each Board Committee. When traveling from out-of-town, the members of the Board of Directors are also eligible for reimbursement for their travel expenses incurred in connection with attendance at Board meetings and Board Committee meetings. Employee Directors do not receive any compensation for their participation in Board meetings or Board Committee meetings. Additionally, each Non-Employee Director of the Company is eligible to participate in a Charitable Matching Gift Program in which the Company will match (up to $50,000 annually) a Non-Employee Directors’ contribution to a qualified, eligible IRS recognized nonprofit organization.

      Consistent with its charter to review and approve annually the compensation levels of all directors, in November 2003, the Compensation Committee revised the Board’s cash compensation. Effective January 1, 2004, each Non-Employee Director of the Company receives an annual retainer of $25,000, paid quarterly. Effective March 2, 2004, each Non-Employee Director of the Company also now receives: (i) a fee of $2,000 for each Board meeting attended ($1,000 for attendance by telephone); (ii) a fee of $1,500 for each Board Committee meeting attended (including attendance by telephone); and (iii) a fee of $5,000 per annum for the Chairperson of each Board Committee, except for the Audit Committee Chairperson, who receives a fee of $10,000 per annum. There was no change to the Company’s program of reimbursing expenses of traveling to Board or Committee meetings or the Charitable Matching Gift Program.

      Non-Employee Directors of the Company are also eligible to receive stock option grants under the Company’s 2001 Non-Employee Directors’ Stock Option Plan (the “2001 Directors’ Plan”). Employee Directors are not eligible to receive stock options under the 2001 Directors’ Plan.

      The 2001 Directors’ Plan provides for an Initial Option grant to purchase 20,000 shares of the Company’s common stock to Non-Employee Directors upon first joining the Board (except that a director who was an employee of the Company or certain related entities or designated affiliates and who subsequently becomes a Non-Employee Director as a result of the termination of such employment shall not be eligible to receive an Initial Option) and an Annual Option grant to purchase 10,000 shares of the Company’s common stock at the time of each annual meeting to Non-Employee Directors who continue to serve on the Board. A Non-Employee Director that was granted an Initial Option within 270 days prior to the annual meeting does not receive such Annual Option.

      All options granted under the Company’s Non-Employee Directors’ Stock Option Plan (the “Prior Directors’ Plan”), the 1998 Non-Employee Directors’ Stock Option Plan (the “1998 Directors’ Plan”) and the 2001 Directors’ Plan have exercise prices equal to the fair market value of the underlying common stock on the date of grant and vest over five years according to the following vesting schedules. Options granted on or after February 27, 2001 under the 2001 Directors’ Plan vest according to the following schedule: so long as the optionee continues to serve as a Non-Employee Director or employee of, or consultant to, the Company, 10% of the shares subject to the option will vest on the six-month anniversary of the date of grant, with ratable monthly vesting thereafter. Options granted between January 17, 2000 and February 26, 2001 under the 1998 Directors’ Plan vest according to the following schedule: so long as the optionee continues to serve as a Non-Employee Director or employee of, or consultant to, the Company, shares subject to the option will vest on each monthly anniversary of the date of grant. Options granted between November 18, 1996 and January 16, 2000 under the Prior Directors’ Plan and under the 1998 Directors’ Plan vest according to the following schedule: so long as the optionee continues to serve as a Non-Employee Director or employee of, or consultant to, the Company, 20% of the shares subject to the option will vest on each of the first, second, third, fourth and fifth anniversaries of the date of grant.

      The term of all options under the Prior Directors’ Plan, the 1998 Directors’ Plan and the 2001 Directors’ Plan is ten years, but such options generally terminate 30 days after the optionee ceases to be a Non-Employee Director, employee or consultant (including those options granted prior to November 18, 1996, as amended). In the event that an optionee terminates service due to the optionee’s (i) retirement at age 70 or older after nine years of service on the Board (“Retirement” as defined in the 1998 Directors’ Plan and the 2001 Directors’ Plan) or (ii) due to permanent and total disability as defined in Section 22(e)(3) of the Internal Revenue code of 1986, as amended (the “Code”), the option will terminate only upon expiration of the option term. In the event that an optionee terminates service due to the optionee’s death or due to the optionee’s termination due to permanent and total disability or Retirement and such termination is followed by death, the vesting of all unvested shares will be accelerated in full as of the date of the optionee’s death and the option may be exercised in full at any time within one year of such termination or upon the original expiration date, whichever is earlier. In addition to the foregoing, the vesting of options granted under the Prior Directors’ Plan, the 1998 Directors’ Plan and the 2001 Directors’ Plan accelerate in connection with specified change of control transactions.

      During the fiscal year ended September 26, 2004, Annual Options to purchase an aggregate of 220,000 shares of the Company’s common stock were granted pursuant to the 2001 Directors’ Plan to Non-Employee Directors serving on the Board on March 2, 2004 (the annual meeting date).

Compensation of Executive Officers

Summary Compensation Table

      The following table shows, for each of the three fiscal years ended September 26, 2004, compensation awarded or paid to, or earned by the Named Executive Officers:

				Long-Term
				Compensation
		Annual
		Compensation(1)		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options(#)	Compensation(2)

Irwin Mark Jacobs	2004	$1,062,282	$1,701,500	600,000	$299,627
Chairman of the Board and	2003	977,774	1,500,000	550,000	310,100
Chief Executive Officer	2002	950,019	800,000	450,000	642,923
Anthony S. Thornley	2004	679,552	1,000,000	400,000	138,148
President and	2003	617,543	750,000	400,000	109,779
Chief Operating Officer	2002	574,630	400,000	760,000	120,465
Paul E. Jacobs	2004	531,743	984,525	400,000	123,648
Executive Vice President	2003	464,241	605,000	400,000	90,818
and President, Wireless and	2002	429,011	330,625	840,000	148,031
Internet Group
Steven R. Altman	2004	510,624	975,000	400,000	125,647
Executive Vice President	2003	477,556	550,000	400,000	80,668
and President, Technology	2002	450,008	300,000	540,000	197,506
Transfer and Strategic Alliances Division
Sanjay K. Jha	2004	488,280	976,500	400,000	100,466
President, CDMA	2003	343,371	555,625	520,000	37,617
Technologies	2002	290,014	112,400	270,000	93,499

(1)	As permitted by rules established by the SEC, no amounts are shown with respect to certain “perquisites” where such amounts do not exceed in the aggregate the lesser of 10% of salary plus bonus or $50,000.

(2)	Includes all other compensation as indicated in the table below.

		Company		Executive			Payout of		Total
		Matching	Executive	Retirement	Financial	Split-Dollar	Accrued	Personal Use	Other
		401(k)	Benefits	Stock	Planning	Life	Vacation	of Company	Compen-
Name	Year	Contributions	Payments	Matching(1)	Services	Insurance(2)	Time	Assets	sation

Irwin Mark Jacobs	2004	$5,275	$12,934	$242,998	$18,505	$19,915	$—	$—	$299,627
	2003	5,175	7,667	169,463	18,505	109,290	—	—	310,100
	2002	4,875	3,641	124,863	3,204	72,028	432,464	1,848	642,923
Anthony S. Thornley	2004	5,275	1,260	131,613	—	—	—	—	138,148
	2003	5,075	1,260	92,139	—	10,603	—	702	109,779
	2002	4,875	1,260	71,477	—	10,762	17,288	14,803	120,465
Paul E. Jacobs	2004	4,975	410	100,631	17,632	—	—	—	123,648
	2003	4,875	410	72,331	5,456	3,811	—	3,935	90,818
	2002	4,775	410	58,598	355	4,090	43,133	36,670	148,031
Steven R. Altman	2004	4,975	1,525	95,461	23,686	—	—	—	125,647
	2003	4,875	1,495	70,195	—	4,103	—	—	80,668
	2002	4,775	460	58,256	—	4,136	128,495	1,384	197,506
Sanjay K. Jha	2004	4,975	—	95,491	—	—	—	—	100,466
	2003	4,875	—	32,742	—	—	—	—	37,617
	2002	4,775	—	24,734	—	—	63,990	—	93,499

(1)	The Company has a voluntary deferred compensation plan that allows eligible executives to defer up to 100% of their income on a pre-tax basis. The Company will match in stock, subject to vesting, up to 10% of eligible income. The values stated above are the values of the Company’s quarterly contributions on their respective dates of contribution. Company contributions begin vesting based on certain minimum participation or service requirements, and are fully vested at age 65. After the end of a full year’s contribution, that contribution will then vest over a four-year period in equal installments of 25% per year. Executive and Company contributions are unsecured and subject to the general creditors of the Company.

(2)	Dr. Irwin Jacobs’ policy terminated on December 11, 2003.

Stock Option Grants in Last Fiscal Year

      The following table contains information concerning the stock option grants made to each of the Named Executive Officers for the fiscal year ended September 26, 2004.

	Individual Grants
					Value at Assumed Annual
	Number of	% of Total			Rates of Stock Price
	Securities	Options			Appreciation for
	Underlying	Granted to			Option Term(2)
	Options	Employees in	Exercise Price	Expiration
Name	Granted(1)	Fiscal Year	per Share	Date	5%	10%

Irwin Mark Jacobs	600,000	1.9%	$22.23	11/27/13	$8,385,293	$21,248,304
Anthony S. Thornley	400,000	1.3%	22.23	11/27/13	5,590,195	14,165,536
Paul E. Jacobs	400,000	1.3%	22.23	11/27/13	5,590,195	14,165,536
Steven R. Altman	400,000	1.3%	22.23	11/27/13	5,590,195	14,165,536
Sanjay K. Jha	400,000	1.3%	22.23	11/27/13	5,590,195	14,165,536

(1)	Options were granted under the 2001 Stock Option Plan and have a grant price that is equal to the fair market value on the date of grant. Such options vest according to the following schedule: 10% of the shares subject to the option will vest on the six-month anniversary of the date of grant, with ratable monthly vesting thereafter. Vesting is contingent upon continued service with the Company. Options granted under the Company’s Stock Option Plans generally have a maximum term of ten years.

(2)	Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the SEC’s rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders’ continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Values

      The following table sets forth information concerning option exercises and option holdings by each of the Named Executive Officers for the fiscal year ended September 26, 2004.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options Held at		In-the-Money Options at
	Acquired		September 26, 2004		September 26, 2004(1)
	On	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Irwin Mark Jacobs	1,469,468	$41,358,796	11,524,476	1,218,168	$348,660,101	$17,239,181
Anthony S. Thornley	1,405,000	34,363,900	1,574,665	1,160,335	14,947,813	16,535,437
Paul E. Jacobs	802,000	25,167,062	2,227,332	1,220,668	40,806,748	16,539,872
Steven R. Altman	0	0	1,204,165	1,025,835	8,804,003	14,415,097
Sanjay K. Jha	233,800	8,223,249	1,019,365	855,835	19,034,234	14,848,714

(1)	Represents the closing price per share of the underlying shares on the last day of the fiscal year less the option exercise price multiplied by the number of shares. The closing price per share was $38.25 on the last trading day of the fiscal year as reported on the Nasdaq National Market.

      Information about employee and executive stock option grants from fiscal 2001 through fiscal 2004 is as follows (number of shares in millions):

	2004	2003	2002	2001

Total options granted	31	34	53	31
Less options cancelled	(4)	(9)	(6)	(5)

Net options granted	27	25	47	26
Total options granted to Named Executive Officers	2	2	3	3
Net grants during the period as % of outstanding shares(1)	1.7%	1.6%	3.1%	1.7%
Grants to Named Executive Officers as % of total options granted	7.0%	6.7%	6.0%	9.6%
Grants to Named Executive Officers as % of outstanding shares(1)	0.1%	0.1%	0.2%	0.2%
Cumulative options held by Named Executive Officers as % of total options outstanding(1)	10.8%	10.5%	12.9%	13.7%

(1)	Calculated based on outstanding shares or options, as applicable, as of the beginning of each period.

EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth information regarding outstanding options and shares reserved for future issuance under the equity compensation plans as of September 26, 2004 (number of shares in thousands):

	Number of Shares to
	be Issued Upon	Weighted Average	Number of Shares
	Exercise of	Exercise Price of	Remaining Available
Plan Category	Outstanding Options	Outstanding Options	for Future Issuance

Equity compensation plans approved by stockholders(1)	203,026	$20.30	78,370 (2)
Equity compensation plans not approved by stockholders(3)	558	0.99	107 (4)
Total	203,584	$20.25	78,477

(1)	Consists of six plans: the Company’s 1991 Stock Option Plan, 2001 Stock Option Plan, 1998 Non-Employee Directors’ Stock Option Plan, 2001 Non-Employee Directors’ Stock Option Plan, 2001 Employee Stock Purchase Plan, and the Executive Retirement Matching Contribution Plan.

(2)	Includes 17,124,722 shares reserved for issuance under the Company’s 2001 Employee Stock Purchase Plan.

(3)	Consists of the Company’s 1996 Non-Qualified Employee Stock Purchase Plan and assumed options under the SnapTrack, Inc. 1995 Stock Option Plan. Under the 1996 Non-Qualified Employee Stock

Purchase Plan, certain eligible employees may purchase shares of common stock during offering periods (not to exceed 27 months) and on purchase dates as determined by the Board. The purchase price of the shares is equal to 85% of the lower of the fair market value of common stock on (i) the first day of the offering period, or (ii) the last day of the applicable offering period. As of the end of fiscal 2004, approximately 107,000 shares remain available for issuance of the 400,000 shares authorized under the plan.

(4)	All shares remaining for future issuance are related to the Company’s 1996 Non-Qualified Employee Stock Purchase Plan.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      Adelia A. Coffman was, from July 1985 to April 1994, an officer of the Company. None of the other members of the Company’s Compensation Committee are, or have been, an employee or officer of the Company. As noted above, Ms. Coffman resigned from the Compensation Committee effective February 5, 2004.

CERTAIN TRANSACTIONS

      During fiscal 2004 the Company employed the family members of directors and executive officers described below. All of the following family members under the Company’s employ were adults who did not live with the related director or executive officer. Each family member below is compensated according to standard Company practices, including participation in the Company’s employee benefit plans generally made available to employees of a similar responsibility level. The Company does not view any of the directors or executive officers listed below as having a beneficial interest in the described transactions that is material to them or the Company. Moreover, none of the following directors or executive officers believe that they have a direct or indirect material interest in the employment relationships of the listed family members. Options described below were granted under the Company’s 2001 Stock Option Plan and have a grant price that is equal to the fair market value on the date of grant. Such options vest according to the following schedule: 10% of the shares subject to the option will vest on the six-month anniversary of the date of grant, with ratable monthly vesting thereafter. Vesting is contingent upon continued service with the Company. Options granted under the Company’s Stock Option Plans generally have a maximum term of ten years.

      Dr. Irwin Jacobs’ son Dr. Paul E. Jacobs serves as the Company’s Executive Vice President and President, Wireless and Internet Group. Dr. Paul E. Jacobs was compensated as described below under the heading “Executive Compensation and Other Matters.” Dr. Jacobs’ son Jeffrey A. Jacobs also serves as the Company’s President, Global Development. Jeffrey A. Jacobs earned $698,094 in salary and bonus during fiscal 2004 and received a stock option grant for 280,000 shares of the Company’s stock at an exercise price of $22.23 per share.

      Duane A. Nelles’ son Duane A. Nelles, III also serves as a Senior Director, Finance for the Company. Duane A. Nelles III earned $169,540 in salary and bonus during fiscal 2004 and received a stock option grant for 5,000 shares of the Company’s stock at an exercise price of $22.44 per share and a second grant for 4,100 shares at an exercise price of $33.02 per share.

      Steven R. Altman’s brother Jeffrey S. Altman serves as a Director, Business Development for the Company. Jeffrey S. Altman earned $154,873 in salary and bonus during fiscal 2004 and received a stock option grant for 4,800 shares of the Company’s common stock at an exercise price of $22.44 per share and a second grant for 5,100 shares at an exercise price of $33.02 per share.

REPORT OF THE COMPENSATION COMMITTEE OF THE

BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Overview

      The Compensation Committee of the Board of Directors (the “Committee”) assists the Board in fulfilling its responsibilities for the total rewards packages offered to the Company’s officers and non-employee outside directors. The Committee’s charter is to collaborate with executive management in developing a compensation philosophy; to evaluate and approve compensation for the Chief Executive Officer, other officers, key executives, and outside directors; and to oversee the general employee benefit programs, including the Company’s employee equity compensation plan and employee stock purchase plan. The Committee has the authority to retain and terminate any independent, third-party compensation consultant and to obtain independent advice and assistance from internal and external legal, accounting and other advisors. The Total Rewards Management department in QUALCOMM’s Human Resources organization supports the Committee in its work, and may collaborate with any independent, third-party compensation consultant engaged by the Committee and Management. The Committee reviews and reassesses the adequacy of its Charter at least annually, most recently at its November 2003 meeting. The Committee’s complete charter is available at the Company’s web site at http://www.qualcomm.com/ir/docs/comp comm charter.pdf

      Three independent, non-employee directors serve on the Committee. Each member of the Committee meets the independence requirements specified by the NASDAQ and by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”). The Chair reports the Committee’s actions and recommendations to the full Board following each Committee meeting. The Committee held five formal meetings during fiscal year 2004; each meeting included an executive session during which only the independent directors and their advisors were present.

Compensation Philosophy and Objectives

      QUALCOMM’s compensation and benefits philosophy and programs significantly contribute to creating and sustaining a competitive advantage in the labor market that translates to leadership and innovation in our addressed business markets. The Company’s unique mix of compensation, benefits, equity participation and workplace environment characterized by integrity, innovation, collaboration and inclusion, leads QUALCOMM to a distinctive position as an employer. The Company consistently receives recognition from diverse sources, such as Fortune magazine’s “100 Best Companies to Work for in America,” Industry Week’s “100 Best Managed Companies,” CIO magazine’s “Top 100,” the Fabless Semiconductor Association’s “Best Financially Managed Company,” and Fortune’s “America’s Most Admired Companies.” Forbes magazine awarded QUALCOMM an efficiency grade of “A” for the Company’s CEO pay relative to performance in 2003 and again in 2004.

      The Committee’s guiding principle is to assure the Company’s compensation and benefits policies attract and retain the key employees necessary to support the Company’s growth and success, both operationally and strategically. This principle guides the design and administration of compensation and benefit programs for the Company’s officers, other executives, and general workforce. The Committee, in collaboration with executive management and an independent consultant engaged by the Committee and Management, affirmed the following key strategies in support of our guiding principle:

•	Use total cash compensation (salary plus annual cash bonus) to recognize appropriately each individual officer’s scope of responsibility, role in the organization, experience, performance and contribution. The Committee and Management refer to external benchmarks as part of its due diligence in determining salary and target bonus amounts, including peer group companies noted elsewhere in this report, and information provided by independent, third-party published surveys in which QUALCOMM participates, as noted below.

•	Use long-term equity-based incentive vehicles to align employee and shareholder interests, as well as to attract, retain and motivate employees and enable them to share in the long-term growth and success of the company.

•	Provide benefit programs competitive within our defined talent market that provide participant flexibility and are cost-effective to the Company.

       Compensation Components and Processes

Annual Salary

The annual salary for officers (including the Named Executive Officers shown in the Summary Compensation Table on page 18) and employees is determined relative to job scope and responsibilities, past and current contributions and performance, compensation for similar positions at peer and/or other high-technology companies, and individual factors. We emphasize pay-for-performance in all components of compensation, making salary adjustments based on individual employee performance relative to compensation levels among employees in similar positions in their defined talent market. Salary is an important component of our total compensation and benefit packages, and we structure salaries to be a relatively smaller proportion of total target cash compensation with increasing responsibility. Annual salary represents 50% of the annual total target cash for our CEO, between 57% to 67% for other officers, and approximately 75% for non-officer executives.

The Committee reviews officer salaries annually after the end of the fiscal year. At its November 2003 meeting, the Committee reviewed recommendations for salary adjustments for the CEO, the other four Named Executive Officers, and the remaining Company officers. To identify compensation practices for similar officer positions among other high-technology companies, the Committee used compensation information provided in independent, third-party, published surveys in which QUALCOMM participates — specifically the Radford Executive Compensation Report, The Buck/iQuantic Executive Total Direct Compensation Survey, and the Clark/Bardes Executive Alliance SC/CHiPS Executive and Senior Management Total Compensation Survey. The Committee also considered Company and Business Unit performance, incumbent performance and experience, relative levels of pay among the officers, and recommendations from the CEO and the Company’s Human Resources staff. The Committee approved salary increases for the officers, effective for calendar year 2004. The increases varied by officer, and resulted in an overall increase to the officer payroll of 6.5%.

Annual Cash Bonus

The design of the Company’s annual Executive Bonus Program (the “Bonus Program”) rewards achievement at specified levels of financial and individual performance. The Committee approved the fiscal year 2004 Bonus Program at its October 2003 meeting. Each officer position has an assigned target bonus level, expressed as a percent of fiscal year end annual salary. The target bonus levels are competitive with target bonuses for similar positions reported in the independent, third-party published surveys noted above. The Committee’s independent compensation consultant also reviewed the bonus target levels and reported to the Committee that the targets are competitive. Depending on Corporate/Business Unit financial performance and individual performance, each officer may earn between 0 and 2.5x the target bonus.

Two components comprise the fundamental architecture of the fiscal year 2004 Bonus Program:

•	Financial Performance of the Company or the Company and relevant Business Unit, as appropriate. Financial performance includes both revenue and Earnings Before Tax (EBT), with greater emphasis placed on EBT. The level of performance, upon which the bonus award is based, is determined from the ratio of fiscal year-end revenue and EBT compared to the planned revenue and EBT budgets reviewed by the Board of Directors at the beginning of the fiscal year.

•	Individual & Organizational Performance. This discretionary component enables the Committee and the CEO to award a portion of the annual bonus based on each officer’s performance and contribution to the Company during the fiscal year.

The bonus pool and actual bonus awards for the fiscal year 2004 Bonus Program reflect the fact that the Company far exceeded both revenue and EBT targets. At its December 2004 meeting, the Committee reviewed Management’s recommendations for officer bonus awards for fiscal 2004 performance. The Summary Compensation Table includes the bonus awards for the Named Executive Officers approved by the Committee.

Long-Term Equity Compensation

QUALCOMM grants non-qualified stock options at an exercise price equal to the fair market value of the Company’s common stock on the date of the grant. The five-year option-vesting period, somewhat longer than the three-and four-year vesting periods common to many high technology companies, encourages officers and all Company employees to work with a long-term view of the Company’s achievement and to reinforce their long-term affiliation with QUALCOMM. The design of the stock option program helps to reduce officer and employee turnover and to retain the knowledge and skills of our valued officers and employees.

QUALCOMM grants stock options to substantially all employees. This practice is integral to the success of the Company, enabling QUALCOMM to attract and retain a highly talented and marketable employee population, and enabling clear employee focus on building shareholder value. Our employees report that, among the various compensation and benefit program offerings, stock options at time of hire is among the top two drivers in their decision to join the Company, and eligibility for periodic grants through our merit option program is also among the top two drivers in their decision to remain with QUALCOMM.

The Company typically awards stock option grants to officers following the end of the fiscal year. At its December 2004 meeting, the Committee reviewed the analyses and recommendations for officer stock option grants provided by Management. In reviewing the recommended grants, the Committee considered each officer’s performance and contribution during the fiscal year, analyses reflecting the value delivered, competitive practices, and proportion of options granted to each Named Executive Officer (NEO), and the NEO’s in aggregate, as a percentage of total options granted during the fiscal year. The Summary Compensation Table includes the stock option grants to the Named Executive Officers approved by the Committee.

Equity Dilution

The Committee makes an annual recommendation to the Board regarding the stock option pool for the fiscal year. In developing the recommendation, the Committee considers Company performance, anticipated hiring, competitive practices, contingencies for mergers and acquisitions, and impact on dilution and overhang. For fiscal year 2004, the burn rate (total options granted during fiscal year 2004 as a percentage of common shares outstanding) was 1.9%, compared to the fiscal year 2003 burn rate of 2.1%. Overhang (total options outstanding as a percentage of common shares outstanding) was 12.5%, compared to fiscal year 2003 overhang of 13.3%.

Benefits

The Committee oversees the design, implementation and administration of all Company-wide benefit programs. QUALCOMM maintains a relatively egalitarian offering of benefit programs with a limited number of additional benefit programs available to Company officers and other non-officer executives, including:

Voluntary Executive Retirement Contribution and Matching Plans

The Executive Retirement Contribution Plan (“ERC Plan”) is a voluntary, non-qualified plan that enables executives to defer income (base salary and annual bonus) on a pre-income tax basis until retirement. The Executive Retirement Matching Contribution Plan (the “Matching Plan”) is a non-qualified plan under which participants who have made contributions to the ERC Plan received a Company contribution in the form of company stock. The company stock contributions under the Matching Plan are subject to a four-year vesting schedule. The investment options under the ERC Plan are the same as those made available to all employees participating in the Company’s 401(k) plan.

Financial & Retirement Planning Services

QUALCOMM will reimburse officers up to a maximum of $12,500 per fiscal year for expenses incurred for financial, estate and/or tax planning.

Supplemental Health

QUALCOMM provides supplemental health coverage, with a maximum annual limit of $10,000 for officers, and lower limits for non-officer executives, and other senior level employees. This program covers the employee and all eligible dependents of the employee, and provides coverage for most medical expenses not covered by the Company’s base health plan.

Committee Actions during Fiscal Year 2004

      The Committee and Company Management collaborated on several initiatives during the fiscal year that further evolve and enhance the governance and alignment of compensation and benefit practices with the interest of shareholders.

Compensation and Benefits Study

At its February 2004 meeting, the Committee and Management discussed the Company’s current compensation and benefit programs. The Committee and Management engaged CLC — Solutions, an independent, third-party consulting practice of the Corporate Leadership Council, to assess the value QUALCOMM employees place on the various components of the Company’s compensation and benefit programs. The Committee reviewed the results of this survey at its September 2004 meeting. The key findings affirmed the Committee’s and Management’s view that employees are highly satisfied with the mix of compensation and benefit programs, and that the compensation and benefit offerings play a key role in our employees’ level of engagement in their jobs, commitment to the Company, and their intention to stay with QUALCOMM.

Peer Groups for Compensation and Benefits Benchmarking

The selection of peer group companies used to identify competitive market practices has been a thoughtful and deliberate process for the Committee and Management. Consistent with its role to oversee the selection of peer group companies, the Committee and Management engaged an independent, third-party consultant, Watson Wyatt Worldwide, to identify possible peer companies. The consultants developed specific selection criteria, including industry segment, revenue, and market capitalization and applied the criteria to identify a preliminary list of companies. The consultant and Management reviewed the preliminary list of companies and mutually agreed upon five separate peer groups for benchmarking (1) non-employee outside director compensation, (2) officer compensation, (3) benefits, (4) compensation best practices, and (5) financial performance. The consultants and Management presented the peer group companies to the Committee at its September 2004 meeting. Watson Wyatt also advised the Committee that the peer groups are appropriate for the Committee’s use in evaluating QUALCOMM’s compensation and benefits programs. The peer group companies identified for these purposes may include companies listed in the NASDAQ Communications Equipment Stocks included in the Stock Performance Graph for this Proxy Statement; however, certain companies not included in this index are considered peer companies for executive talent, and certain companies included in this index are excluded from the peer groups because they are not considered competitors for executive talent.

Policy on Deductibility of Named Executive Officer Compensation

      In evaluating compensation program alternatives, the Committee considers the potential impact on QUALCOMM of Section 162(m) of the Tax Code. Section 162(m) eliminates the deductibility of compensation over $1 million paid to the Named Executive Officers, excluding “performance-based compensation.” Compensation programs generally will qualify as performance-based if (1) compensation is based on pre-established objective performance targets, (2) the programs’ material features have been approved by shareholders, and (3) there is no discretion to increase payments after the performance targets have been established for the performance period.

      The Committee endeavors to maximize deductibility of compensation under Section 162(m) of the Tax Code to the extent practicable while maintaining a competitive, performance-based compensation program. However, tax consequences, including but not limited to tax deductibility, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by officers regarding stock options) are beyond the control of either the Committee or QUALCOMM. In addition, the Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives and fit within the Committee’s guiding principles. Finally, based on the amount of deductions the Company can take each year, the actual impact of the loss of deduction for compensation paid to the CEO and the other top four highly compensated executives over the $1 million limitation is extremely small and has a de minimis impact on the Company’s overall tax position. For all of the foregoing reasons, the Committee, while considering tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible. The Committee will, of course, consider alternative forms of compensation, consistent with its compensation goals that preserve deductibility.

Chairman and Chief Executive Officer Compensation

      The Committee followed the same philosophy and guiding principles described above in determining compensation for Dr. Irwin Mark Jacobs, Chief Executive Officer of QUALCOMM.

      Dr. Jacobs received an annual base salary of $1,030,000 in calendar year 2004. The salary level for Dr. Jacobs is comparable to the median salary of chief executive officers in the Company’s peer group and salary survey data. In addition, in consideration of his distinguished leadership during fiscal 2004, and the fact the Company exceeded both the revenue and EBT plan, after the end of fiscal 2004, the Committee awarded Dr. Jacobs a $1,700,000 bonus and a stock option grant to purchase 500,000 shares of the Company’s common stock at an exercise price of $43.62 per share.

      The Committee believes that Dr. Jacobs’ compensation is appropriate given the positive Company performance in fiscal 2004. The criteria the Committee considered in determining Dr. Jacob’s compensation included the annual financial performance of the Company, the Company’s year-over-year profitable growth and positioning for sustained long-term growth, and other individual considerations such as leadership, ethics, and corporate governance. An independent, third-party consultant engaged by the Committee and Management compared QUALCOMM’s Total Shareholder Return (TSR) for both 1- and 3-year periods ending on September 30, 2004 to a peer group of 22 companies. QUALCOMM’s 1-year TSR of 89% and 3-year TSR of 18% (annualized rate of return) placed the Company above the 90th percentile among the peer companies for both measurement periods. As evidenced by the Company’s fiscal year 2004 Form 10-K filing, the Committee believed that the Company’s financial performance and position at the end of fiscal year 2004 was strong. QUALCOMM’s status within our industry, and in the broader business community, is also exceptionally positive. We earlier highlighted some of the recognition the Company has received from diverse sources. Effective with the fiscal year 2004 Form 10-K filing, QUALCOMM became, one year ahead of the regulatory deadline, one of the first public companies to achieve compliance with Section 404 of the Sarbanes-Oxley Act, which requires management to assess the effectiveness of the Company’s internal control over financial reporting and to disclose whether or not such internal controls were effective. Fiscal 2004 was a year of notable achievements. QUALCOMM was ranked 55th among the Wall Street Journal’s global ranking (based on August 31, 2004 market value) of public companies. The Company’s fiscal 2004 was a year of strong growth in revenue and earnings per share, driven by global demand for CDMA products and WCDMA (UMTS) subscriber growth in Europe and Japan. The drivers of this growth include demand for CDMA products and devices with increasing functionality, the expansion of broadband data services, and the accelerating growth in WCDMA service launches, phone pricings, and multimedia capabilities. QUALCOMM’s BREW technology plays an increasing role in generating consumer demand for wireless products. Dr. Irwin Mark Jacobs, a founder of the Company, provided superior leadership during this exceptionally strong year, and has positioned the Company for long-term growth.

COMPENSATION COMMITTEE

Raymond V. Dittamore, Chair
Richard C. Atkinson
Marc I. Stern

REPORT OF THE AUDIT COMMITTEE

      The following is the report of the Audit Committee with respect to QUALCOMM’s audited financial statements for the fiscal year ended September 26, 2004.

      The purpose of the Audit Committee is to assist the Board in its general oversight of QUALCOMM’s financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee and is included in this proxy statement as Appendix 1. The Audit Committee is comprised solely of independent directors as defined by the listing standards of National Association of Securities Dealers, Inc.

      The Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP, the Company’s independent auditors. Management is responsible for the preparation, presentation and integrity of QUALCOMM’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. PricewaterhouseCoopers LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

      During the course of fiscal 2004, management completed the documentation, testing and evaluation of QUALCOMM’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Committee received periodic updates provided by management and PricewaterhouseCoopers LLP at each regularly scheduled Committee meeting. The Committee also held a number of special meetings to discuss issues as they arose. At the conclusion of the process, management provided the Committee with and the Committee reviewed a report on the effectiveness of the Company’s internal control over financial reporting. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 26, 2004 filed with the SEC, as well as PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2005.

      The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.” In addition, PricewaterhouseCoopers LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with PricewaterhouseCoopers LLP their firm’s independence.

      Based on their review of the consolidated financial statements and discussions with and representations from management and PricewaterhouseCoopers LLP referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in QUALCOMM’s Annual Report on Form 10-K for fiscal year 2004, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Duane A. Nelles, Chair
Richard C. Atkinson
Raymond V. Dittamore

PERFORMANCE MEASUREMENT COMPARISON

      The following graph compares total stockholder return on the Company’s common stock since September 26, 1999 to two indices: the Standard & Poor’s 500 Stock Index (the “S&P 500”), and the Nasdaq Total Return Index for Communications Equipment Stocks, SIC 3660-3669 (the “Nasdaq-Industry”). The S&P 500 tracks the aggregate price performance of the equity securities of 500 U.S. companies selected by Standard & Poor’s Index Committee to include leading companies in leading industries and to reflect the U.S. stock market. The Nasdaq-Industry tracks the aggregate price performance of equity securities of communications equipment companies traded on the Nasdaq National Market and the Nasdaq Small Cap Market. The total return for the Company’s stock and for each index assumes the reinvestment of dividends, and is based on the returns of the component companies weighted according to their capitalizations as of the end of each annual period. The Company began paying out dividends on the Company stock on March 31, 2003. The Company’s common stock is traded on the Nasdaq National Market and is a component of each of the S&P 500 and the Nasdaq-Industry.

Comparison of Cumulative Total Return on Investment Since

September 26, 1999(1)

Note: Historical stock price performance is not necessarily indicative of future price performance.

      The Company’s closing stock price on September 24, 2004, the last trading day of the Company’s 2004 fiscal year, was $38.25 per share.

(1)	Shows the cumulative total return on investment assuming an investment of $100 in each of the Company, the S&P 500 and the Nasdaq-Industry on September 26, 1999. All returns are reported as of the Company’s fiscal year end, which is the last Sunday of the month in which the fourth quarter ends, whereas the numbers for the S&P 500 are calculated as of the last day of the month in which the corresponding quarter ends.

OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

      A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 26, 2004, as filed with the SEC, excluding exhibits, may be obtained by stockholders without charge by written request addressed to Investor Relations, 5775 Morehouse Drive, San Diego, California 92121-1714 or may be accessed on the Internet at: http://www.qualcomm.com/ir.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

      In accordance with notices that we sent to certain stockholders, we are sending only one copy of the Company’s annual report and proxy statement to stockholders who share the same last name and address, unless they have notified the Company that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

      If you received a householded mailing this year and you would like to have additional copies of the Company’s annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to Investor Relations via e-mail at ir@qualcomm.com, by fax to (858) 651-9303 or by mail to Investor Relations, QUALCOMM Incorporated, 5775 Morehouse Drive, San Diego, California, 92121-1714 or call at (858) 658-4813. We will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. You may also contact the Company if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

      Unfortunately, householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing QUALCOMM stock at two different brokerage firms, your household will receive two copies of the QUALCOMM annual meeting materials — one from each brokerage firm. To reduce the number of duplicate sets of annual meeting materials your household receives, you may wish to enroll some or all of your accounts in the Company’s electronic delivery program. See “Electronic Delivery of QUALCOMM Stockholder Communications.”

By Order of the Board of Directors

Irwin Mark Jacobs
Chairman of the Board
and Chief Executive Officer

January 17, 2005

APPENDIX 1

QUALCOMM INCORPORATED

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Purpose

      The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of QUALCOMM Incorporated (the “Company”) was established to assist the Board in fulfilling its oversight responsibilities by reviewing and reporting to the Board on the integrity of the financial reports and other financial information provided by the Company. This charter specifies the scope of authority and responsibility of the Committee.

Organization, Membership and Meetings

      1. The Committee shall be comprised of at least three directors who meet the independence and experience requirements contained in the NASDAQ listing standards, such independence and experience to be decided by the Corporate Governance and Nominating Committee of the Board (the “Governance Committee”).

      2. Members of the Committee, including the chairperson of the Committee, shall be appointed annually by the Board on the recommendation of the Governance Committee. Members may be replaced by the Board at any time, but shall otherwise serve until a successor has been named.

      3. The Committee shall meet at least four times a year, with the authority to convene additional meetings, as circumstances require. The Committee may invite members of management, internal auditors, independent auditors, legal counsel or others to attend meetings and to provide relevant information. The Committee may include non-Committee members at its meetings, but shall also hold an executive session at each meeting at which only independent directors are present.

      4. The Committee may form and delegate authority to subcommittees when appropriate, or to one or more members of the Committee.

      5. The Committee shall maintain written minutes of its meetings, which minutes will be filed in the corporate minute book.

Committee Authority and Responsibilities

      To fulfill its responsibilities and duties hereunder, the Committee shall:

     Independent Auditor Oversight

      1. Be directly and solely responsible for the oversight, engagement and termination of any independent auditor employed by the Company for the purpose of preparing or issuing an audit report or related work. Each independent auditor shall report directly to the Committee.

      2. Meet with the independent auditor prior to the audit and discuss the planning and staffing of the audit.

      3. Approve in advance the engagement of the independent auditor for all audit services and non-audit services and approve the fees and other terms of any such engagement.

      4. Obtain periodically from the independent auditor a formal written statement of the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, and, in particular, describing all relationships between the auditor and the Company, and discuss with the auditor any disclosed relationships or services that may impact auditor objectivity and independence.

      5. Evaluate annually the qualifications, performance and independence of the independent auditor.

      6. Establish policies for the hiring of employees or former employees of the independent auditor, taking into account the impact of such policies on auditor independence.

1

      7. Review with the independent auditor:

a. Any significant difficulties encountered during the course of the audit, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent auditor in connection with the preparation of the financial statements.

b. Any accounting adjustments.

c. Any communications between the audit team and the auditor’s national office respecting auditing or accounting issues.

d. Any Management Representation letter or Internal Control Recommendation letter or Schedule of Unadjusted Differences issued, or proposed to be issued, by the auditor to the Company, and management’s response.

Financial Information Oversight

      1. Review and discuss with management and the independent auditor:

a. The Company’s annual audited financial statements.

b. Any certification, report, opinion or review rendered by the independent auditor.

c. The Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

d. The critical accounting policies and practices used by the Company, all alternative treatments of financial information within generally accepted accounting principles, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor.

e. Earnings press releases and other information provided to analysts and rating agencies, including “pro forma” or “core business” or other adjusted financial information.

f. Any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

g. Any off-balance sheet transactions or structures and their effect on the Company’s financial results and operations, as well as the disclosure regarding such transactions and structures in the Company’s public filings.

h. The effect of regulatory and accounting initiatives, improvements and resulting changes to the Company’s auditing and accounting principles and practices.

i. Any correspondence with regulators or governmental agencies that raise material issues regarding the Company’s financial statements or accounting policies.

j. Any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

      2. Report to the Board regarding any audit opinions that contain “going concern” qualifications.

      3. Review and approve all filings with the Securities and Exchange Commission containing the Company’s financial statements, including but not limited to the Quarterly Reports on Form 10-Q and the Annual Report on Form  10-K.

      4. Recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

     Controls Oversight

      1. Review and discuss annually with management its assessment of the effectiveness of the Company’s internal controls, disclosure controls and procedures for financial reporting.

a. Review annually with the independent auditor the attestation to, and report on, the assessment of controls made by management.

2

b. Consider whether any changes to the internal controls or disclosure controls processes and procedures are appropriate in light of management’s assessment or the independent auditor’s report.

      2. Review the internal audit scope, audit plans and relevant process, the results of internal audits, and whether recommendations made in the audits have been implemented by Company management.

      3. Review with the principal executive and financial officers of the Company any report on significant deficiencies in the design or operation of internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

     Legal Compliance and Ethics Oversight

      1. Review and approve all related-party transactions after reviewing each such transaction for potential conflicts of interests and improprieties.

      2. Establish procedures for receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      3. Adopt a Code of Ethics for senior financial officers and provide for and review prompt disclosure to the public of any change in, or waiver of such Code of Ethics. Review conduct alleged to be in violation of such Code of Ethics and adopt as necessary or appropriate, remedial, disciplinary, or other measures with respect to such conduct.

      4. Review management’s monitoring of compliance with the Foreign Corrupt Practices Act.

     Other Matters Oversight

      1. Review the process by which risk assessment and management is undertaken and handled.

      2. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

      3. Discuss with management the Company’s practices pertaining to foreign exchange, investments and derivatives.

      4. Prepare the Committee’s report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

      5. Regularly report to the Board on the Committee’s activities, recommendations and conclusions.

      6. Review and reassess the Charter’s adequacy at least annually.

      7. Review its own performance, at least annually, for purposes of self-evaluation and to encourage the continuing improvement of the Committee in the execution of its responsibilities.

     General and Resources

      1. Have the authority to pay the fees and expenses of advisors and experts deemed necessary, as determined by the Committee, to permit the Committee to perform its duties under this Charter. The fees and expenses of these advisors and experts shall be paid by the Company.

      2. At its discretion, have the authority to initiate special investigations, and, if appropriate, hire special legal, accounting or other outside advisors or experts to assist the Committee, to fulfill its duties under this Charter.

      3. Also perform such other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

Adopted, as amended on December 19, 2002

3

APPENDIX 2

PROPOSED AMENDMENTS TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

QUALCOMM INCORPORATED1

I.

      The name of this corporation is QUALCOMM Incorporated.

II.

      The address of the registered office of the corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, and the name of the registered agent of the corporation in the State of Delaware as such address is The Prentice-Hall Corporation System, Inc.

III.

      The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

IV.

      This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is ~~three~~ six billion eight million (~~3~~6,008,000,000) shares. ~~Three~~ Six billion (~~3~~6,000,000,000) shares shall be Common Stock, each having a par value of one one-hundredth of one cent ($0.0001). Eight million (8,000,000) shares shall be Preferred Stock, each having a par value of one one-hundredth of one cent ($0.0001). ~~Effective at the time of filing with the Secretary of State of the State of Delaware of this Certificate of Amendment (the “Effective Time”), each share of the corporation’s Common Stock, par value $0.0001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be split into four (4) shares of Common Stock, par value $0.0001 per share, of the corporation.~~ [Proposal 3].

V.

      The relative rights, preferences, privileges and restrictions granted to or imposed upon the respective classes and series of shares are as follows:

A.     COMMON STOCK.

      The voting, dividend and liquidation rights of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as designated herein and as may be designated by the Board of Directors of the corporation upon any issuance of the Preferred Stock of any series.

B.     PREFERRED STOCK.

      The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including without limitation the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock,

1 Insertions are shown as underlined and italicized text; deletions are shown as ~~strike-through~~ text. The number of the proposal that, if approved, would result in the change shown, is given in [brackets] as closely following the changed text as is practical.

1

and to establish from time to time the number of shares constituting any such series and the designation thereof, or any of them (a “Preferred Stock Designation”); and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

VI.

      For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

      A. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. ~~Every stockholder entitled to vote in any election of directors of this corporation may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder thinks fit.~~ [Proposal 2]. The candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares shall be declared elected.

      ~~The Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following September  11, 1991 (the “Initial Election Date”), the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Initial Election Date, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Initial Election Date, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.~~ [Proposal 2].

      At the 2005 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2006 annual meeting of stockholders. At the 2006 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2007 annual meeting of stockholders. At the 2007 annual meeting of stockholders, all directors shall be elected for a term expiring at the 2008 annual meeting of stockholders. At each annual meeting of stockholders thereafter, the directors shall be elected for terms expiring at the next annual meeting of stockholders. [Proposal 2].

      Notwithstanding the foregoing provisions of this Article, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the corporation entitled to vote generally in the election of directors (the “Voting Stock”) voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for ~~the remainder of the full term of the class of directors in which the new directorship was created or the vacancy~~

2

~~occurred~~ a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified. [Proposal 2].

      B. The Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock. In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to adopt, amend, supplement or repeal the Bylaws.

      C. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

      D. ~~Following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), covering the offer and sale of Common Stock to the public (the “Initial Public Offering”), n~~ No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent. [Proposal 4].

      E. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

      F. Any director, or the entire Board of Directors, may be removed from office at any time (i) with cause by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class; or (ii) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock. ~~So long as shareholders may cumulate their votes in the election of directors, if less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of directors of which he is a part.~~ [Proposal 2]. Furthermore, if the holders of any class or series of capital stock are entitled to elect one (1) or more directors by this certificate of incorporation, as amended from time to time, the removal of such directors without cause shall be by a vote of the outstanding shares of that series or class of capital stock and not the outstanding shares of capital stock as a whole.

VII.

      A director of the corporation shall, to the full extent not prohibited by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, not be liable to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director.

VIII.

      A. (1) ~~Following the closing of the Initial Public Offering, i~~ In addition to any affirmative vote required by law, by this Certificate of Incorporation or by any Preferred Stock Designation, and except as otherwise expressly provided in Section B of this Article VIII: [Proposal 4].

(i) any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) equal to or greater than 15% of the Corporation’s assets as set forth on the Corporation’s most recent audited consolidated financial statements; or

(iii) the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a

3

combination thereof) having an aggregate Fair Market Value equal to or greater than 15% of the Corporation’s assets as set forth on the Corporation’s most recent audited consolidated financial statements; or

(iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

(v) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is Beneficially Owned (as hereinafter defined) by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class. Such affirmative vote shall be required notwithstanding any other provisions of this Certificate of Incorporation or any provision of law or of any agreement with any national securities exchange or otherwise which might otherwise permit a lesser vote or no vote.

(2) The term “Business Combination” as used in this Article VIII shall mean any transaction which is referred to in any one or more of subparagraphs (i) through (v) of paragraph (1) of this Section A.

      B. The provisions of Section A of this Article VIII shall not be applicable to any particular Business Combination, and such business Combination shall require only such affirmative vote as is required by law, any other provision of this Certificate of Incorporation and any Preferred Stock Designation, if, in the case of a Business Combination that does not involve any cash or other consideration being received by the stockholders of the corporation, solely in their respective capacities as stockholders of the corporation, the condition specified in the following paragraph (1) is met, or, in the case of any other Business Combination, the conditions specified in either of the following paragraph (1) or paragraph (2) are met:

(1) The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined); provided however, that this condition shall not be capable of satisfaction unless there are at least two Continuing Directors.

(2) All of the following conditions shall have been met:

(i) The consideration to be received by holders of shares of a particular class (or series) of outstanding Voting Stock (including Common Stock and other than Excluded Preferred Stock (as hereinafter defined)) shall be in cash or in the same form as the Interested Stockholder or any of its Affiliates has previously paid for shares of such class (or series) of Voting Stock. If the Interested Stockholder or any of its Affiliates have paid for shares of any class (or series) of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class (or series) of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class (or series) of Voting Stock previously acquired by the Interested Stockholder.

(ii) The aggregate amount of (x) the cash and (y) the Fair Market Value, as of the date (the “Consummation Date”) of the consummation of the Business Combination, of the consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following (in each case appropriately adjusted in the event of any stock dividend, stock split, combination of shares or similar event):

(a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder or any of its Affiliates for any shares of Common Stock acquired by them within the two-year period

4

immediately prior to the date of the first public announcement of the proposal of the Business Combination (the “Announcement Date”) or in any transaction in which the Interested Stockholder became an Interested Stockholder, whichever is higher, plus interest compounded annually from the first date on which the Interested Stockholder became an Interested Stockholder (the “Determination Date”) through the Consummation Date at the publicly announced reference rate of interest of Bank of America, N.T. & S.A. (or such other major bank headquartered in the State of California as may be selected by the Continuing Directors) from time to time in effect in the City of San Francisco less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, on each share of Common Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of Common Stock; and

(b) the Fair Market Value per share of Common Stock on the Announcement Date or the Determination Date, whichever is higher.

(iii) The aggregate amount of (x) the cash and (y) the Fair Market Value, as of the Consummation Date, of the consideration other than cash to be received per share by holders of shares of any class (or series), other than Stock or Excluded Preferred Stock, of outstanding Voting Stock shall be at least equal to the highest of the following (in each case appropriately adjusted in the event of any stock dividend, stock split, combination of shares or similar event), it being intended that the requirements of this paragraph (2)(iii) shall be required to be met with respect to every such class (or series) of outstanding Voting Stock whether or not the Interested Stockholder or any of its Affiliates has previously acquired any shares of a particular class (or series) of Voting Stock):

(a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder or any of its Affiliates for any shares of such class (or series) of Voting Stock acquired by them within the two-year period immediately prior to the Announcement Date or in any transaction in which it became an Interested Stockholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the publicly announced reference rate of interest of Bank of America, N.T. & S.A. (or such other major bank headquartered in the State of California as may be selected by the Continuing Directors) from time to time in effect in the City of San Francisco less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, on each share of such class (or series) of Voting Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of such class (or series) of Voting Stock;

(b) the Fair Market Value per share of such class (or series) of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

(c) the highest preferential amount per share, if any, to which the holders of shares of such class (or series) of Voting Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation.

(iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock; (b) there shall have been (I) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (II) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (c) neither such Interested Stockholder nor any of its Affiliates shall

5

have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder; provided, however, that no approval by Continuing Directors shall satisfy the requirements of this subparagraph (iv) unless at the time of such approval there are at least two Continuing Directors.

(v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder and any of its Affiliates shall not have received the benefit, directly or indirectly (except proportionately, solely in such Interested Stockholder’s or Affiliate’s capacity as a stockholder of the corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

(vii) Such Interested Stockholder shall have supplied the corporation with such information as shall have been requested pursuant to Section E of this Article VIII within the time period set forth therein.

      C. For the purposes of this Article VIII:

(1) A “person” means any individual, limited partnership, general partnership, corporation or other firm or entity.

(2) “Interested Stockholder” means any person (other than the corporation or any Subsidiary) who or which:

(i) is the Beneficial Owner (as hereinafter defined), directly or indirectly, of fifteen percent (15%) or more of the voting power of all of the then-outstanding shares of the Voting Stock; or

(ii) if an Affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of fifteen percent (15%) or more of the voting power of all of the then-outstanding shares of the Voting Stock; or

(iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the 1933 Act.

(3) A person shall be a “Beneficial Owner” of, or shall “Beneficially Own,” any Voting Stock:

(i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on the adoption date of this Certificate of Incorporation; or

(ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the Beneficial Owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such person nor any such Affiliate or Associate is otherwise deemed the Beneficial Owner); or

(iii) which is beneficially owned, directly or indirectly, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on the adoption date of this Certificate of

6

Incorporation, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (other than solely by reason of a revocable proxy as described in subparagraph (ii) of this paragraph (3) or disposing of any shares of Voting Stock;

provided, however, that in case of any employee stock ownership or similar plan of the corporation or of any Subsidiary in which the beneficiaries thereof possess the right to vote any shares of Voting Stock held by such plan, no such plan nor any trustee with respect thereto (nor any Affiliate of such trustee), solely by reason of such capacity of such trustee, shall be deemed, for any purposes hereof, to beneficially own any shares of Voting Stock held under any such plan.

(4) For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (2) of this Section C, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (3) of this Section C but shall not include any other unissued shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(5) “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the adoption date of this Certificate of Incorporation.

(6) “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (2) of this Section C, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned directly or indirectly, by the corporation.

(7) “Continuing Director” means any member of the Board of Directors of the corporation who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder and any director who is thereafter chosen to fill any vacancy on the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for an appointment or election by a majority of Continuing Directors then on the Board.

(8) “Fair Market Value” means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in accordance with Section D of this Article VIII; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in accordance with Section D of this Article VIII.

(9) In the event of any Business Combination in which the corporation survives, the phrase “consideration other than cash to be received” as used in paragraphs (2)(ii) and (2)(iii) of Section B of this Article VIII shall include the shares of Common Stock and/or the shares of any other class (or series) of outstanding Voting Stock retained by the holders of such shares.

(10) “Whole Board” means the total number of directors which this corporation would have if there were no vacancies.

(11) “Excluded Preferred Stock” means any series of Preferred Stock with respect to which the Preferred Stock Designation creating such series expressly provides that the provisions of this Article VIII shall not apply.

7

      D. A majority of the Whole Board but only if a majority of the Whole Board shall then consist of Continuing Directors or, if a majority of the Whole Board shall not then consist of Continuing Directors, a majority of the then Continuing Directors, shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article VIII, including, without limitation, (i) whether a person is an Interested Stockholder, (ii) the number of shares of Voting Stock beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, (iv) whether the applicable conditions set forth in paragraph (2) of Section B have been met with respect to any Business Combination, (v) the Fair Market Value of stock or other property in accordance with paragraph (8) of Section C of this Article VIII, and (vi) whether the assets which are the subject of any Business Combination referred to in paragraph (1)(ii) of Section A have or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination referred to in paragraph (1)(iii) of Section A has, an aggregate Fair Market Value equal to or greater than 15% of the Corporation’s assets as set forth on the Corporation’s most recent audited consolidated financial statements.

      E. A majority of the Whole Board shall have the right to demand, but only if a majority of the Whole Board shall then consist of Continuing Directors, or, if a majority of the Whole Board shall not then consist of Continuing Directors, a majority of the then Continuing Directors shall have the right to demand, that any person who it is reasonably believed is an Interested Stockholder (or holds of record shares of Voting Stock Beneficially Owned by any Interested Stockholder) supply this corporation with complete information as to (i) the record owner(s) of all shares Beneficially Owned by such person who it is reasonably believed is an Interested Stockholder, (ii) the number of, and class or series of, shares Beneficially Owned by such person who it is reasonably believed is an Interested Stockholder and held of record by each such record owner and the number(s) of the stock certificate(s) evidencing such shares, and (iii) any other factual matter relating to the applicability of effect of this Article VIII, as may be reasonably requested of such person, and such person shall furnish such information within 10 days after receipt of such demand.

      F. Nothing contained in this Article VIII shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

IX.

      Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Article VI, Article VII, Article VIII or this Article IX.

X.

      The corporation is to have perpetual existence.

XI.

      The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in Article IX of this Certificate, and all rights conferred upon the stockholders herein are granted subject to this right.

8

PROXY	QUALCOMM INCORPORATED	PROXY

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 8, 2005

     The undersigned hereby appoints Irwin Mark Jacobs, Anthony S. Thornley and Steven R. Altman, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of QUALCOMM Incorporated (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Copley Symphony Hall, 750 B Street, San Diego, CA 92101, on Tuesday, March 8, 2005 at 9:30 a.m. local time and at any and all adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     The shares represented by this proxy card will be voted as directed or, if this card contains no specific voting instructions, these shares will be voted in accordance with the recommendation of the Board of Directors.

     YOUR VOTE IS IMPORTANT. If you will not be voting by telephone or the internet, you are urged to complete, sign, date and promptly return the accompanying proxy in the enclosed envelope, which is postage prepaid if mailed in the United States.

(Continued and to be signed on reverse side.)

VOTE BY INTERNET — www.proxyvote.com Have the proxy card ready when you access the simple instructions that appear on your computer screen.

QUALCOMM INCORPORATED 5775 MOREHOUSE DRIVE, L729M SAN DIEGO, CA 92121

VOTE BY TELEPHONE — 1-800-690-6903 Use any touch-tone telephone! Have this card ready when you call and follow the simple recorded instructions the vote voice provides to you.

VOTE BY MAIL

Mark, sign, and date this proxy card and return it in the postage-paid envelope we have provided.

The Internet and Telephone voting facilities will close at 11:59 p.m. Eastern Standard Time on March 7, 2005.

IF YOU HAVE VOTED OVER THE INTERNET OR BY TELEPHONE, THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY. THANK YOU FOR VOTING.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

QUALCOMM	KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

     THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

QUALCOMM INCORPORATED

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS. ALL OF THE FOLLOWING PROPOSALS HAVE BEEN SUBMITTED BY THE BOARD:

To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write the nominee’s name on the line below.

		For	Withhold
		All	All	Exceptions
		☐	☐	☐
1.	To elect three Class II Directors whether by cumulative voting or otherwise, to hold office until the 2008 Annual Meeting of Stockholders.
01) Robert E. Kahn
02) Duane A. Nelles
03) Brent Scowcroft

		For	Against	Abstain
2.	To approve amendments to the Company’s Restated Certificate of Incorporation to eliminate the classified board and cumulative voting.	☐	☐	☐

3.	To approve amendments to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 3 billion to 6 billion.	☐	☐	☐

		For	Against	Abstain
4.	To approve amendments to the Company’s Restated Certificate of Incorporation to remove unnecessary and outdated references to the Company’s initial public offering.	☐	☐	☐

5.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the Company’s fiscal year ending September 25, 2005.	☐	☐	☐

Please sign below, exactly as name or names appear on this proxy. If the stock is registered in the names of two or more persons, each should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, give full title. If more than one trustee, all should sign.

Signature	Date	Signature (Joint Owners)	Date